Exhibit 99.1

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$338,512,553	$331,031,517
Building and improvements	2,945,070,487	2,813,476,200
Tenant origination and absorption costs	1,682,900	1,752,793
Total real estate held for investment, cost	3,285,265,940	3,146,260,510
Less accumulated depreciation and amortization	(480,154,543)	(384,494,007)
Total real estate held for investment, net	2,805,111,397	2,761,766,503
Real estate held for development	34,870,861	39,891,218
Real estate held for sale, net	60,367,924	61,975,530
Total real estate, net	2,900,350,182	2,863,633,251
Cash and cash equivalents	122,107,875	258,198,326
Restricted cash	38,360,359	38,998,980
Goodwill	125,220,448	125,220,448
Due from affiliates	266,453	377,218
Rents and other receivables	22,967,608	5,385,108
Other assets	11,996,018	9,925,714
Total assets	$3,221,268,943	$3,301,739,045
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$81,920,569	$80,732,664
Notes Payable, net:
Mortgage notes payable, net	1,369,141,135	1,363,796,018
Credit facilities, net	712,416,114	711,798,953
Notes payable related to real estate held for sale, net	53,684,875	53,650,700
Total notes payable, net	2,135,242,124	2,129,245,671
Distributions payable	4,795,740	8,462,735
Distributions payable to affiliates	265,620	469,236
Due to affiliates	228,202	337,422
Liabilities related to real estate held for sale	1,304,445	865,862
Total liabilities	2,223,756,700	2,220,113,590
Commitments and contingencies (Note 12)
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,998,000 shares authorized, 110,188,806 and 110,070,572 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,101,887	1,100,706
Convertible stock, $0.01 par value per share; 1,000 shares authorized, zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class A Convertible stock, $0.01 par value per share; 1,000 shares authorized, zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	1,609,821,541	1,603,989,130
Cumulative distributions and net losses	(712,272,617)	(627,787,040)
Total Steadfast Apartment REIT, Inc. (“STAR”) stockholders’ equity	898,650,811	977,302,796
Noncontrolling interest	98,861,432	104,322,659
Total equity	997,512,243	1,081,625,455
Total liabilities and stockholders’ equity	$3,221,268,943	$3,301,739,045

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$89,905,120	$82,937,828	$257,205,237	$215,817,169
Other income	736,773	732,680	2,219,106	1,862,873
Total revenues	90,641,893	83,670,508	259,424,343	217,680,042
Expenses:
Operating, maintenance and management	23,114,563	21,567,499	65,213,378	53,783,824
Real estate taxes and insurance	12,819,459	12,935,004	41,263,876	35,346,220
Fees to affiliates	4,158	8,449,715	12,708	30,586,344
Depreciation and amortization	34,051,286	47,564,706	101,203,302	129,596,268
Interest expense	20,279,374	20,628,159	60,174,405	54,734,431
General and administrative expenses	14,066,611	11,705,698	37,128,402	19,408,854
Impairment of real estate	—	—	—	5,039,937
Total expenses	104,335,451	122,850,781	304,996,071	328,495,878
Loss before other income (expense)	(13,693,558)	(39,180,273)	(45,571,728)	(110,815,836)
Other income (expense):
Gain on sale of real estate, net	—	1,392,434	—	12,777,033
Interest income	49,382	165,495	252,450	553,011
Insurance proceeds in excess of losses incurred	375,931	112,342	511,291	236,754
Equity in loss from unconsolidated joint venture	—	(16,711)	—	(3,020,111)
Fees and other income from affiliates	1,622,096	390,099	4,651,364	390,099
Loss on debt extinguishment	—	(621,451)	—	(621,451)
Total other income	2,047,409	1,422,208	5,415,105	10,315,335
Net loss	(11,646,149)	(37,758,065)	(40,156,623)	(100,500,501)
Loss allocated to noncontrolling interest	(1,003,675)	(844,653)	(2,445,203)	(681,339)
Net loss attributable to common stockholders	$(10,642,474)	$(36,913,412)	$(37,711,420)	$(99,819,162)
Loss per common share — basic and diluted	$(0.10)	$(0.34)	$(0.34)	$(1.04)
Weighted average number of common shares outstanding — basic and diluted	109,901,506	109,663,583	109,898,905	95,714,116

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)

	Common Stock		Convertible Stock		Class A Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total STAR Stockholders’ Equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, July 1, 2021	110,228,140	$1,102,281	—	$—	—	$—	$1,607,145,466	$(687,044,939)	$921,202,808	$100,805,226	$1,022,008,034
Issuance of common stock	156,293	1,563	—	—	—	—	2,053,793	—	2,055,356	—	2,055,356
Transfers from redeemable common stock	—	—	—	—	—	—	171,239	—	171,239	—	171,239
Repurchase of common stock	(195,627)	(1,957)	—	—	—	—	1,957	—	—	—	—
Distributions declared ($0.132 per share of common stock)	—	—	—	—	—	—	—	(14,585,204)	(14,585,204)	(940,119)	(15,525,323)
Amortization of stock-based compensation	—	—	—	—	—	—	449,086	—	449,086	—	449,086
Net loss	—	—	—	—	—	—	—	(10,642,474)	(10,642,474)	(1,003,675)	(11,646,149)
BALANCE, September 30, 2021	110,188,806	$1,101,887	—	$—	—	$—	$1,609,821,541	$(712,272,617)	$898,650,811	$98,861,432	$997,512,243

	Common Stock		Convertible Stock		Class A Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total STAR Stockholders’ Equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2021	110,070,572	$1,100,706	—	$—	—	$—	$1,603,989,130	$(627,787,040)	$977,302,796	$104,322,659	$1,081,625,455
Issuance of common stock	755,506	7,555	—	—	—	—	9,756,893	—	9,764,448	—	9,764,448
Transfers to redeemable common stock	—	—	—	—	—	—	(5,130,324)	—	(5,130,324)	—	(5,130,324)
Repurchase of common stock	(637,272)	(6,374)	—	—	—	—	6,374	—	—	—	—
Distributions declared ($0.425 per share of common stock)	—	—	—	—	—	—	—	(46,774,157)	(46,774,157)	(3,016,024)	(49,790,181)
Amortization of stock-based compensation	—	—	—	—	—	—	1,199,468	—	1,199,468	—	1,199,468
Net loss	—	—	—	—	—	—	—	(37,711,420)	(37,711,420)	(2,445,203)	(40,156,623)
BALANCE, September 30, 2021	110,188,806	$1,101,887	—	$—	—	$—	$1,609,821,541	$(712,272,617)	$898,650,811	$98,861,432	$997,512,243

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 (Unaudited)

	Common Stock		Convertible Stock		Class A Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total STAR Stockholders’ Equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, July 1, 2020	109,437,702	$1,094,377	—	$—	1,000	$10	$1,596,591,653	$(526,888,587)	$1,070,797,453	$14,450,000	$1,085,247,453
Issuance of common stock	824,152	8,242	—	—	—	—	9,693,591	—	9,701,833	—	9,701,833
Issuance of OP Units	—	—	—	—	—	—	—	—	—	93,750,000	93,750,000
Repurchase of common stock	(282,483)	(2,825)	—	—	—	—	(3,997,175)	—	(4,000,000)	—	(4,000,000)
Repurchase of Class A convertible stock	—	—	—	—	(1,000)	(10)	(990)	—	(1,000)	—	(1,000)
Distributions declared ($0.226 per share of common stock)	—	—	—	—	—	—	—	(24,821,896)	(24,821,896)	(668,742)	(25,490,638)
Amortization of stock-based compensation	—	—	—	—	—	—	97,478	—	97,478	—	97,478
Net loss	—	—	—	—	—	—	—	(36,913,412)	(36,913,412)	(844,653)	(37,758,065)
BALANCE, September 30, 2020	109,979,371	$1,099,794	—	$—	—	$—	$1,602,384,557	$(588,623,895)	$1,014,860,456	$106,686,605	$1,121,547,061

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

	Common Stock		Convertible Stock		Class A Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total STAR Stockholders’ Equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2020	52,607,695	$526,077	1,000	$10	—	$—	$698,453,981	$(424,166,210)	$274,813,858	$—	$274,813,858
Issuance of common stock	1,840,307	18,404	—	—	—	—	25,322,884	—	25,341,288	—	25,341,288
Issuance of common stock in connection with the SIR Merger	43,775,314	437,753	—	—	—	—	692,963,221	—	693,400,974	—	693,400,974
Issuance of common stock in connection with the STAR III Merger	12,240,739	122,407	—	—	—	—	193,770,898	—	193,893,305	—	193,893,305
Issuance of OP Units	—	—	—	—	—	—	—	—	—	108,200,000	108,200,000
Exchange of convertible common stock into Class A convertible common stock	—	—	(1,000)	(10)	1,000	10	—	—	—	—	—
Transfers to redeemable common stock	—	—	—	—	—	—	(1,383,318)	—	(1,383,318)	—	(1,383,318)
Repurchase of common stock	(484,684)	(4,847)	—	—	—	—	(6,902,980)	—	(6,907,827)	—	(6,907,827)
Repurchase of Class A convertible stock	—	—	—	—	(1,000)	(10)	(990)	—	(1,000)	—	(1,000)
Distributions declared ($0.674 per share of common stock)	—	—	—	—	—	—	—	(64,638,523)	(64,638,523)	(832,056)	(65,470,579)
Amortization of stock-based compensation	—	—	—	—	—	—	160,861	—	160,861	—	160,861
Net loss	—	—	—	—	—	—	—	(99,819,162)	(99,819,162)	(681,339)	(100,500,501)
BALANCE, September 30, 2020	109,979,371	$1,099,794	—	$—	—	$—	$1,602,384,557	$(588,623,895)	$1,014,860,456	$106,686,605	$1,121,547,061

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(40,156,623)	$(100,500,501)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	101,203,302	129,596,268
Fees to affiliates paid in common stock	—	9,484,039
Loss on disposal of buildings and improvements	1,433,135	552,793
Loss on disposal of buildings and improvements from winter storm	12,515,830	—
Amortization of deferred financing costs	1,646,291	1,382,954
Amortization of stock-based compensation	1,199,468	160,861
Amortization of below market leases	(5,014)	(4,265)
Change in fair value of interest rate cap agreements	39,699	56,287
Gain on sale of real estate	—	(12,777,033)
Impairment of real estate	—	5,039,937
Amortization of loan premiums	(1,677,184)	(1,297,874)
Accretion of loan discounts	407,700	338,047
Straight-line of office lease	3,631	—
Interest on finance lease furnishings	258	47
Loss on debt extinguishment	—	621,451
Insurance claim recoveries	(14,347,058)	(777,353)
Equity in loss from unconsolidated joint venture	—	3,020,111
Changes in operating assets and liabilities:
Rents and other receivables	(4,225,816)	(675,979)
Other assets	(2,328,243)	(546,777)
Accounts payable and accrued liabilities	884,910	16,634,701
Due to affiliates	(232,166)	(7,732,288)
Due from affiliates	110,765	(390,099)
Net cash provided by operating activities	56,472,885	42,185,327

Cash Flows from Investing Activities:
Acquisition of real estate investments	(75,966,685)	(69,914,948)
Cash acquired in connection with the Mergers, net of acquisition costs	—	98,283,732
Acquisition of assets from Internalization Transaction	—	(29,486,646)
Acquisition of real estate held for development	—	(14,321,851)
Additions to real estate investments	(43,476,629)	(17,205,299)
Additions to real estate held for development	(25,363,295)	(10,687,626)
Escrow deposits for pending real estate acquisitions	(1,500,000)	(1,000,000)
Purchase of interest rate cap agreements	(59,700)	(67,000)
Net proceeds from sale of real estate investments	—	81,208,213

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

Net proceeds from sale of unconsolidated joint venture	—	19,022,280

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Proceeds from insurance claims	990,374	1,452,262
Cash contribution to unconsolidated joint venture	—	(274,400)
Cash distribution from unconsolidated joint venture	—	360,700
Net cash (used in) provided by investing activities	(145,375,935)	57,369,417

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	11,979,750	2,205,999
Principal payments on mortgage notes payable	(6,360,104)	(35,190,503)
Borrowings from credit facilities	—	198,808,000
Repurchase of Class A convertible stock	—	(1,000)
Payments of commissions on sale of common stock	—	(50,051)
Payment of loan financing deposits	(419,000)	—
Payment of deferred financing costs	—	(6,753,413)
Payment of debt extinguishment costs	—	(324,000)
Distributions to common stockholders	(43,896,344)	(45,742,635)
Repurchase of common stock	(9,130,324)	(6,907,827)
Net cash (used in) provided by financing activities	(47,826,022)	106,044,570
Net (decrease) increase in cash, cash equivalents and restricted cash	(136,729,072)	205,599,314
Cash, cash equivalents and restricted cash, beginning of the period	297,197,306	148,539,671
Cash, cash equivalents and restricted cash, end of the period	$160,468,234	$354,138,985

Supplemental Disclosures of Cash Flow Information:
Interest paid, net of amounts capitalized of $844,577 and $576,521 for the nine months ended September 30, 2021 and 2020, respectively	$59,979,750	$51,556,232
Supplemental Disclosures of Noncash Flow Transactions:
Distributions payable to non-affiliated shareholders	$4,795,740	$8,182,566
Distributions payable to affiliates	$265,620	$454,100
Real estate under development placed in service	$29,690,942	$—
Accounts payable related to winter storm	$2,550,753	$—
Insurance claims receivable related to winter storm	$16,440,941	$—

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

Class A-2 OP Units issued for real estate	$—	$14,450,000
Class B OP Units issued in exchange for net assets acquired in Internalization Transaction	$—	$93,750,000
Goodwill acquired in the Internalization Transaction	$—	$125,220,448
Affiliate assets acquired in the Internalization Transaction	$—	$1,066,219

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Affiliate liabilities assumed in the Internalization Transaction	$—	$4,701,436
Assumption of mortgage notes payable to acquire real estate	$—	$81,315,122
Premiums on assumed mortgage notes payable	$—	$945,235
Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$9,764,448	$15,857,249
Redemptions payable	$—	$4,000,000
Accounts payable and accrued liabilities from additions to real estate investments	$7,625,126	$111,654
Due to affiliates from additions to real estate investments	$—	$25,064
Accounts payable and accrued liabilities from additions to real estate held for development	$4,023,120	$2,993,037
Affiliate accounts payable and accrued liabilities from additions to real estate held for development	$173,303	$56,427
Due to affiliates for commissions on sales of common stock	$—	$21,237
Operating and finance lease right-of-use assets, net	$1,300,961	$2,332,352
Operating and finance lease liabilities, net	$1,324,849	$2,347,600
Fair value of real estate acquired in the SIR merger	$—	$1,100,742,973
Fair value of STAR III real estate acquired in the STAR III merger	$—	$479,559,505
Fair value of equity issued to SIR shareholders in the SIR merger	$—	$693,400,974
Fair value of equity issued to STAR III shareholders in the STAR III merger	$—	$193,893,305
Fair value of SIR debt assumed in the SIR merger	$—	$506,023,982
Fair value of STAR III debt assumed in the STAR III merger	$—	$289,407,045
Fair value of unconsolidated joint venture assumed in the SIR merger	$—	$22,128,691
Assets assumed in the SIR merger	$—	$3,553,868
Assets assumed in the STAR III merger	$—	$2,060,898
Liabilities assumed in the SIR merger	$—	$21,782,302
Liabilities assumed in the STAR III merger	$—	$7,334,616
Premiums on assumed mortgage notes payable in the SIR and STAR III mergers	$—	$14,899,631
Discount on assumed mortgage note payable in the SIR and STAR III mergers	$—	$10,489,075

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

1.         Organization and Business

Steadfast Apartment REIT, Inc. (the “Company”) was formed on August 22, 2013, as a Maryland corporation that elected to qualify as a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2014. On September 3, 2013, the Company was initially capitalized with the sale of 13,500 shares of common stock to Steadfast REIT Investments, LLC, the Company’s former sponsor (“SRI”), at a purchase price of $15.00 per share for an aggregate purchase price of $202,500. SRI is controlled indirectly by Rodney F. Emery, the Company’s Chairman of the board of directors and Chief Executive Officer, through Steadfast REIT Holdings, LLC (“Steadfast Holdings”). Steadfast Apartment Advisor, LLC (the “Former Advisor”), a Delaware limited liability company formed on August 22, 2013 and subsidiary of SRI, invested $1,000 in the Company in exchange for 1,000 shares of non-participating, non-voting convertible stock (the “Convertible Stock”). In connection with the SIR Merger and STAR III Merger (described below), the Former Advisor exchanged the Convertible Stock for new non-participating, non-voting Class A convertible stock (the “Class A Convertible Stock”). In connection with the Internalization Transaction (described below), the Company repurchased the Class A Convertible Stock for $1,000. See Note 8 (Stockholders’ Equity) for further details.

The Company owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States. As of September 30, 2021, the Company owned 70 multifamily properties and three parcels of land held for the development of apartment homes. The Company’s portfolio is comprised of 22,001 apartment homes, including 160 newly constructed apartment homes placed into service at the Garrison Station development project during the nine months ended September 30, 2021. The parcel of land held for the development of the Garrison Station apartments had eight of nine residential buildings placed into service comprising 160 of 176 apartment homes as of September 30, 2021. The Company may acquire additional multifamily properties or pursue multifamily developments in the future. For more information on the Company’s real estate portfolio, see Note 4 (Real Estate).

Public Offering

On December 30, 2013, the Company commenced its initial public offering to offer a maximum of 66,666,667 shares of common stock for sale to the public at an initial price of $15.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also registered up to 7,017,544 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $14.25 per share. The Company terminated its Primary Offering on March 24, 2016, but continued to offer shares of common stock pursuant to the DRP until it was suspended in connection with entering into the Merger Agreement, as defined below. As of the termination of the Primary Offering on March 24, 2016, the Company had sold 48,625,651 shares of common stock in the Public Offering for gross proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to the DRP for gross offering proceeds of $14,414,752. As of September 30, 2021, the Company had issued

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

112,299,272 shares of common stock for gross offering proceeds of $1,727,794,175, including 8,669,192 shares of common stock issued pursuant to the DRP for gross offering proceeds of $130,065,017. Additionally, on March 6, 2020, the Company issued 56,016,053 shares of common stock in connection with the Mergers described below.

On March 9, 2021, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $15.55 as of December 31, 2020. Additional information on the Company’s estimated value per share can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2021. In connection with the determination of an estimated value per share, the Company’s board of directors determined a price per share for the DRP of $15.55, effective April 1, 2021. The Company’s board of directors may again, from time to time, in its sole discretion, change the price at which the Company offers shares pursuant to the DRP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant. On July 26, 2021, the Company’s board of directors voted to terminate the DRP effective as of the 10th day after notice was provided to stockholders. For more information, see suspension and contingent termination of the DRP and the amended & restated SRP below.

Merger with Steadfast Income REIT, Inc.

On August 5, 2019, the Company, Steadfast Income REIT, Inc. (“SIR”), Steadfast Apartment REIT Operating Partnership, L.P., a wholly-owned subsidiary of the Company (the “STAR Operating Partnership”), Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR (“SIR OP”), and SI Subsidiary, LLC, a wholly-owned subsidiary of the Company (“SIR Merger Sub”), entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, SIR merged with and into SIR Merger Sub with SIR Merger Sub surviving the merger (the “SIR Merger”). Following the SIR Merger, SIR Merger Sub, as the surviving entity, continued as the Company’s wholly-owned subsidiary. In accordance with the applicable provisions of the Maryland General Corporation Law (“MGCL”), the separate existence of SIR ceased.

At the effective time of the SIR Merger, each issued and outstanding share of SIR common stock (or a fraction thereof), $0.01 par value per share, converted into 0.5934 shares of the Company’s common stock.

Merger with Steadfast Apartment REIT III, Inc.

On August 5, 2019, the Company, Steadfast Apartment REIT III, Inc. (“STAR III”), the STAR Operating Partnership, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III (the “STAR III OP”), and SIII Subsidiary, LLC, a wholly-owned subsidiary of the Company (“STAR III Merger Sub”), entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, STAR III merged with and into STAR III Merger Sub with STAR III Merger Sub surviving the merger (the “STAR III Merger”, and together with the SIR Merger, the “Mergers”). Following the STAR III Merger, STAR III Merger Sub, as the surviving entity, continued as a wholly-owned subsidiary of the Company. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III ceased.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

At the effective time of the STAR III Merger, each issued and outstanding share of STAR III common stock (or a fraction thereof), $0.01 par value per share, was converted into 1.430 shares of the Company’s common stock.

Combined Company

Through the Mergers, the Company acquired 36 multifamily properties with 10,166 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes, all of which had a gross real estate value of approximately $1.5 billion. The combined company after the Mergers retained the name “Steadfast Apartment REIT, Inc.” Each merger was intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For more information on the Mergers, see Note 4 (Real Estate).

Pre-Internalization Operating Partnerships Mergers

On August 28, 2020, pursuant to an Agreement and Plan of Merger (the “SIR OP/STAR OP Merger Agreement”), the STAR Operating Partnership merged with and into the SIR OP (the “SIR OP/STAR OP Merger”). The SIR OP/STAR OP Merger was treated for U.S. federal income tax purposes as a tax-deferred contribution by the Company of all of the assets and liabilities of STAR Operating Partnership to SIR OP under Section 721(a) of the Internal Revenue Code.

Immediately following the consummation of the SIR OP/STAR OP Merger, on August 28, 2020, pursuant to an Agreement and Plan of Merger (the “Operating Partnership Merger Agreement”), STAR III OP merged with and into SIR OP (the “Operating Partnership Merger” and together with the SIR OP/STAR OP Merger, the “Operating Partnership Mergers”). The Operating Partnership Merger was treated as an “asset over partnership merger” governed by Treasury Regulations Section 1.708-1(c)(3)(i), with SIR OP being the “resulting partnership” and STAR III OP terminating.

On August 28, 2020, SIR OP changed its name to “Steadfast Apartment REIT Operating Partnership, L.P.” (the “Operating Partnership”). In addition, on August 28, 2020, prior to completion of the Operating Partnership Mergers, the Company acquired STAR III Merger Sub. On August 28, 2020, SIR Merger Sub, as the initial general partner of the Operating Partnership, transferred all of its general partnership interests to the Company, and the Company was admitted as a substitute general partner of the Operating Partnership.

On August 28, 2020, the Company, Steadfast Income Advisor, LLC, the initial limited partner of the Operating Partnership (“SIR Advisor”), Steadfast Apartment Advisor III, LLC, a Delaware limited liability company and the special limited partner of the Operating Partnership (“STAR III Advisor”), Wellington VVM LLC, a Delaware limited liability company and limited partner of the Operating Partnership (“Wellington”), and Copans VVM, LLC, a Delaware limited liability company and limited partner of the Operating Partnership (“Copans” and together with “Wellington”, “VV&M”), entered into a Second Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT Operating Partnership, L.P. (the “Second A&R Partnership Agreement”) in order to, among other things, reflect the consummation of the Operating Partnership Mergers.

The purpose of the Operating Partnership Mergers described above was to simplify the Company’s corporate structure so that the Company has a single operating partnership that is a direct subsidiary of the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Internalization Transaction

On August 31, 2020, the Operating Partnership and the Company entered into a series of transactions and agreements (such transactions and agreements hereinafter collectively referred to as the “Internalization Transaction”), with SRI, which provided for the internalization of the Company’s external management functions previously provided by the Former Advisor and its affiliates. Prior to the Internalization Closing (as defined herein), which took place contemporaneously with the execution of the Contribution & Purchase Agreement (as defined herein) on August 31, 2020 (the “Internalization Closing”), Steadfast Investment Properties, Inc., a California corporation (“SIP”), Steadfast REIT Services, Inc., a California corporation (“REIT Services”), and their respective affiliates owned and operated all of the assets necessary to operate the Company and its subsidiaries as a self-managed company and employed all the employees necessary to operate as a self-managed company.

Pursuant to a Contribution and Purchase Agreement (the “Contribution & Purchase Agreement”) between the Company, the Operating Partnership and SRI, SRI contributed to the Operating Partnership all of the membership interests in STAR RS Holdings, LLC, a Delaware limited liability company (“SRSH”), and the assets and rights necessary to operate as a self-managed company in all material respects, and the liabilities associated with such assets and rights in exchange for $124,999,000, which was paid as follows: (1) $31,249,000 in cash and (2) 6,155,613.92 Class B OP units of limited partnership interests in the Operating Partnership (the “Class B OP Units”) having the agreed value set forth in the Contribution & Purchase Agreement of $15.23 per Class B OP Unit. In addition, the Company purchased all of the Class A Convertible Stock of the Company held by the Former Advisor for $1,000. As a result of the Internalization Transaction, the Company became self-managed and acquired components of the advisory, investment management and property management operations of the Former Advisor by hiring the Transferring Employees (as defined in the Contribution & Purchase Agreement), who comprise the workforce necessary for the management and day-to-day real estate and accounting operations of the Company and the Operating Partnership.

Concurrently with, and as a condition to the execution and delivery of the Contribution & Purchase Agreement, the Company, through STAR REIT Services, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“SRS”), entered into employment agreements with certain key employees. For more information on the Internalization Transaction, see Note 3 (Internalization Transaction).

On July 16, 2021, the Company received a derivative demand letter addressed to the Board, purportedly sent on behalf of two stockholders, relating to the Internalization Transaction. The letter demanded that the Board appoint a committee to investigate the Internalization Transaction and, among other things, determine whether there exists any basis for the Company to pursue claims relating to that transaction, including for recovery of payments made in the transaction. The Company has formed a Demand Review Committee comprised of two of the Company’s independent directors to investigate the claims made related to the Internalization Transaction.

The Former Advisor

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Prior to the Internalization Transaction, the business of the Company was externally managed by the Former Advisor, pursuant to the Amended and Restated Advisory Agreement effective as of March 6, 2020, by and between the Company and the Former Advisor (as may be amended, the “Advisory Agreement”). On August 31, 2020, prior to the Internalization Closing, the Company, the Former Advisor and the Operating Partnership entered into a Joinder Agreement (the “Joinder Agreement”) pursuant to which the Operating Partnership became a party to the Advisory Agreement. On August 31, 2020, prior to the Internalization Closing, the Former Advisor and the Company entered into the First Amendment to the Amended and Restated Advisory Agreement in order to remove certain restrictions in the Advisory Agreement related to business combinations and to provide that any amounts accrued to the Former Advisor commencing on September 1, 2020 are paid in cash to the Former Advisor by the Operating Partnership (the “First Amendment”). In connection with the Internalization Transaction, SRS assumed the rights and obligations of the Advisory Agreement from the Former Advisor.

The Operating Partnership

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Operating Partnership owns, directly or indirectly, all of the properties that the Company has acquired. As of September 30, 2021, the Company owned approximately 94% of the operating partnership units of the Operating Partnership (the “OP Units”). As a result of  the Internalization Transaction, SRI owns approximately 5% of the OP Units of the Operating Partnership, including approximately 6,155,613.92 Class B OP Units owned by SRI as of September 30, 2021. The remaining approximate 1% of the OP Units are owned by VV&M, unaffiliated third parties in the form of Class A-2 OP Units (as defined below). The Operating Partnership may conduct certain activities through the Company’s taxable REIT subsidiary, which is an indirect wholly-owned subsidiary of the Operating Partnership. As a condition to the Internalization Closing, on August 31, 2020, the Company, as the general partner and parent of the Operating Partnership, SRI and VV&M entered into a Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”) to restate the Second A&R Partnership Agreement in order to, among other things, remove references to the limited partner interests previously held by SIR Advisor and STAR III Advisor, reflect the consummation of the contribution, and designate Class B OP Units that were issued as consideration pursuant to the Internalization Transaction.

The Operating Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation.

Agreement and Plan of Merger

On July 26, 2021, the Company and the Operating Partnership entered into an Agreement and Plan of Merger, (the “IRT Merger Agreement”) with Independence Realty Trust, Inc. (“IRT”), IRT’s operating partnership, Independence Realty Operating Partnership, LP (“IRT OP”), and IRSTAR Sub, LLC, a wholly-owned subsidiary of IRT (“IRT Merger Sub”).

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

On the terms, and subject to the conditions of, the IRT Merger Agreement, the Company will merge with and into IRT Merger Sub, which is referred to herein as the “Company Merger”, with IRT Merger Sub surviving the Company Merger as a wholly-owned subsidiary of IRT; and immediately thereafter, the Operating Partnership will merge with and into IRT OP (the “Partnership Merger” and together with the Company Merger, the “IRT Mergers”), with IRT OP surviving the Partnership Merger.

In the Company Merger, each outstanding share of the Company’s common stock, par value $0.01 per share, will be converted automatically into the right to receive 0.905 (the “Exchange Ratio”), of a newly issued share of IRT common stock, par value $0.01 per share, (the “IRT Common Stock”), with cash paid in lieu of fractional shares.

In the Partnership Merger, each outstanding unit of limited partnership of the Operating Partnership will be converted into the right to receive the Exchange Ratio of a newly issued common unit of limited partnership of IRT OP, (the “IRT Common Unit”). Under the agreement of limited partnership of IRT OP, IRT common unitholders may generally tender their IRT Common Units, in whole or in part, to IRT OP for redemption for a cash amount based on the then-market price of an equivalent number of shares of IRT Common Stock, and IRT may thereupon elect, at its option, to satisfy the redemption by issuing one share of IRT Common Stock for each IRT Common Unit tendered for redemption.

Pursuant to the IRT Mergers, the Company’s stockholders will receive, in aggregate, in exchange for their shares of common stock, approximately, 99.7 million shares of IRT Common Stock and limited partners in the Operating Partnership will receive, in aggregate, in exchange for their operating partnership units, approximately 6.4 million IRT OP Common Units.

Consummation of the IRT Mergers is subject to customary closing conditions, including, among others, receipt of IRT stockholder approval and approval of the Company’s stockholders, both of which are scheduled to take place on December 13, 2021, and the closing of the IRT Mergers are expected to occur in the fourth quarter of 2021. For more information on the IRT Mergers, see the Company’s Definitive Proxy Statement filed with the SEC on September 29, 2021.

Suspension and Contingent Termination of the DRP and the Amended and Restated Share Repurchase Plan

In connection with the Company’s entry into the IRT Merger Agreement, on July 26, 2021, the Company announced that the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the DRP and the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), each termination effective as of the effective time of the Company Merger. The Company’s board of directors, including all of the Company’s independent directors, also voted to suspend (1) the DRP, effective as of the 10th day after notice was provided to stockholders and (2) indefinitely suspend the Amended & Restated SRP effective as of the 30th day after notice was provided to stockholders.

As a result of the suspension of the DRP, any distributions paid after the distribution payment date in August 2021 will be paid to the Company’s stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. The suspension of the DRP will not affect the payment of distributions to stockholders who previously received their distributions in cash. In addition, as a result of the suspension of the Amended & Restated SRP, the Company will not process or accept any requests for redemption received after July 26, 2021.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Letter Agreement

On July 26, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with Rodney Emery, the Company’s Chief Executive Officer and Chairman of the board of directors, and SRI. Pursuant to the Letter Agreement, SRI agreed to indemnify the Company, STAR OP, their subsidiaries and their successors and assigns (including IRT, IRT OP and IRT Merger Sub and their subsidiaries) (collectively, the “Indemnified Parties”), for 75% of any costs, expenses, judgments, liabilities and payments, including settlement payments and attorneys’ fees, incurred or arising in connection with any direct or derivative claims brought by any stockholder of the Company or its successors and assigns alleging breaches of duties under law or contract, including but not limited to breaches by any current or former directors of the Company, in connection with the Internalization Transaction (the “Internalization Claims”), if and to the extent such costs, expenses, judgments, liabilities and payments, including settlement payments and attorneys’ fees are not paid for by the Company’s insurance provider (subject only to the $1.0 million self-insurance retention amount in the Company’s D&O insurance policies, which retention amount would not be included in the covered costs described above).

SRI’s obligations under the Letter Agreement are capped at the lower of $20.3 million or the value of the Collateral (as defined below) at the time payment is owed under the Letter Agreement and any payments made pursuant to the Letter Agreement must be made solely with the delivery of the Collateral.

As used in the Letter Agreement, “Collateral” means the following, now or later held by or on behalf of SRI: (i) 1,277,778 Class B OP Units, or any interests into which they are exchanged or convert, (ii) distributions (cash or in kind) on any such Class B OP Units (or converted interests), (iii) cash payable or securities issuable, from time to time, upon the redemption, conversion or exchange of any of the foregoing, and (iv) all proceeds of any of the foregoing.

In the event litigation is filed challenging the Company Merger that includes Internalization Claims and claims that are not Internalization Claims, then an allocation of costs, expenses, liabilities and payments, including settlement payments and attorneys’ fees (collectively, “Expenses”), shall be made to reflect Expenses that are reasonably attributable to the Company’s internalization transaction and are covered costs under the Letter Agreement, and any Expenses that are not covered costs under the Letter Agreement.

The Letter Agreement would terminate in the event the IRT Merger Agreement terminates without the IRT Mergers having been consummated. SRI and Mr. Emery are relieved of their obligations under the Letter Agreement at such time that all of the Collateral, or Collateral valued at $20.3 million, whichever is first, has been applied in satisfaction of the portion of claims for which SRI is responsible, or when all applicable statute of limitations on Internalization Claims have expired and no Internalization Claims remain pending or unsatisfied.

2.         Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2020. For further information about the Company’s accounting

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2021.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its wholly-owned subsidiaries. The portion of the entity not wholly-owned by the Company is presented as noncontrolling interest. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.

The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three and nine months ended September 30, 2021, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. The unaudited consolidated financial statements herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Noncontrolling interests

Noncontrolling interests represent the portion of equity that the Company does not own in an entity that is consolidated. The Company’s noncontrolling interests are comprised of Class A-2 operating partnership units (“Class A-2 OP Units”) and Class B OP Units of the Operating Partnership. The Company accounts for noncontrolling interests in accordance with ASC 810, Consolidation (“ASC 810”). In accordance with ASC 810, the Company reports noncontrolling interests in subsidiaries within equity in the consolidated financial statements, but separate from stockholders’ equity. In accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), noncontrolling interests that are determined to be redeemable are carried at their fair value or redemption value as of the balance sheet date and reported as liabilities or temporary equity depending on their terms. A noncontrolling interest that fails to qualify as permanent equity will be reclassified as a liability or temporary equity. As of September 30, 2021, the Company’s noncontrolling interests qualified as permanent equity. For more information on the Company’s noncontrolling interests, see Note 9 (Noncontrolling Interest).

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Casualty loss

The Company carries liability insurance to mitigate its exposure to certain losses, including those relating to property damage and business interruption. The Company records the estimated amount of expected insurance proceeds for property damage and other losses incurred as an asset (typically a receivable from the insurer) and income up to the amount of the losses incurred when receipt of insurance proceeds is deemed probable. Any amount of insurance recovery in excess of the amount of the losses incurred is considered a gain contingency and is recorded in other income when the proceeds are received. During the nine months ended September 30, 2021, the Company wrote off $12,515,830 of carrying value of the Company’s fixed assets and recorded $10,800,111 of estimated repair expenses, with a corresponding increase in general and administrative expenses and an increase in the Company’s accounts payable and accrued liabilities, of which $8,249,358 has been paid as of September 30, 2021. The Company also recorded insurance recoveries of $23,315,941 for the estimated insurance claims proceeds in the amount of total losses incurred (as described above) as an increase in rents and other receivables. As of September 30, 2021, $6,875,000 of proceeds were received and $16,440,941 remained in rents and other receivables.

Real Estate Assets

Real Estate Purchase Price Allocation

Upon the acquisition of real estate properties or other entities owning real estate properties, the Company evaluates whether the acquisition is a business combination or an asset acquisition under ASC 805-50, Business Combinations-Related Issues (“ASC 805”). For both business combinations and asset acquisitions the Company allocates the purchase price of real estate properties to acquired tangible assets, consisting of land, buildings and improvements, and acquired intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases. For asset acquisitions, the Company capitalizes transaction costs and allocates the purchase price using a relative fair value method allocating all accumulated costs. For business combinations, the Company expenses transaction costs incurred and allocates the purchase price based on the estimated fair value of each separately identifiable asset and liability. Acquisition fees and costs associated with transactions determined to be asset acquisitions are capitalized in total real estate, net in the accompanying consolidated balance sheets. For the three and nine months ended September 30, 2021 and 2020, all of the Company’s acquisitions of real estate properties, including pursuant to the Mergers, were determined to be asset acquisitions.

The fair values of the tangible assets of an acquired property (which includes land, buildings and improvements) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings and improvements based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market conditions.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease including any fixed rate bargain renewal periods, with respect to a below-market lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities. Above-market lease values are amortized as an adjustment of rental revenue over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental revenue over the remaining terms of the respective leases, including any fixed rate bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above-market and below-market in-place lease values related to that lease would be recorded as an adjustment to rental revenue.

The fair values of in-place leases include an estimate of direct costs associated with obtaining a new resident and opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new resident include commissions, resident improvements, and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These lease intangibles are amortized to depreciation and amortization expense over the remaining terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

Impairment of Real Estate Assets

 The Company accounts for its real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires the Company to continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, the Company may have to record an impairment to reduce the net book value of such individual asset. The Company continues to monitor events in connection with the outbreak of the novel Coronavirus (“COVID-19”) and evaluates any potential indicators that could suggest that the carrying value of its real estate investments and related intangible assets and liabilities may not be recoverable. No impairment charge was recorded during the three and nine months ended September 30, 2021. The Company recorded an impairment charge of $5,039,937 related to two of its real estate assets for the nine months ended September 30, 2020.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Real Estate Held for Sale

The Company classifies certain long-lived assets as held for sale once the criteria, as defined by GAAP, have been met and are expected to sell within one year. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value minus cost to sell, with any write-down recorded to impairment loss on the consolidated statements of operations. Depreciation and amortization is not recorded for assets classified as held for sale. As of each of September 30, 2021 and December 31, 2020, the Company classified three real estate assets, as presented on its consolidated balance sheets. See Note 4 (Real Estate) for details.

Goodwill

Goodwill represents the excess of consideration paid over the fair value of underlying identifiable net assets of a business acquired. The Company’s goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company takes a qualitative approach to consider whether an impairment of goodwill exists prior to quantitatively determining the fair value of the reporting unit in step one of the impairment test. The Company performed its annual assessment on October 1, 2020. The Company recorded goodwill during the year ended December 31, 2020, in connection with the Internalization Transaction. No impairment charge was recorded during the three and nine months ended September 30, 2021 and 2020. See Note 3 (Internalization Transaction) for details.

Revenue Recognition - Operating Leases

The majority of the Company’s revenue is derived from rental revenue, which is accounted for in accordance with ASC 842, Leases (“ASC 842”). The Company leases apartment homes under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. In accordance with ASC 842, the Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is probable and records amounts expected to be received in later years as deferred rent receivable. For lease arrangements when it is not probable that the Company will collect all or substantially all of the remaining lease payments under the term of the lease, rental revenue is limited to the lesser of the rental revenue that would be recognized on a straight-line basis (as applicable) or the lease payments that have been collected from the lessee. Differences between rental revenue recognized and amounts contractually due under the lease agreements are credited or charged to straight-line rent receivable or straight-line rent liability, as applicable. Tenant reimbursements for common area maintenance and other recoverable expenses, are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements for common area maintenance are accounted for as variable lease payments and are recorded as rental income on the Company’s consolidated statement of operations.

Rents and Other Receivables

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

In accordance with ASC 842, the Company makes a determination of whether the collectability of the lease payments in an operating lease is probable. If the Company determines the lease payments are not probable of collection, the Company would fully reserve for any contractual lease payments, deferred rent receivable, and variable lease payments and would recognize rental income only if cash is received. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of residents in developing these estimates. Due to the short-term nature of the operating leases, the Company does not maintain a deferred rent receivable related to the straight-lining of rents. Any changes to the Company’s collectability assessment are reflected as an adjustment to rental income.

Residents’ Payment Plans Due to COVID-19

In April, 2020, the FASB issued the ASC 842 Q&A to respond to some frequently asked questions about accounting for lease concessions related to the effects of the COVID-19 pandemic. Under ASC 842, modified terms and conditions of a company’s existing lease contracts, such as, changes to lease payments, may affect the economics of the lease for the remainder of the term and are generally accounted for as lease modifications. Some contracts may contain explicit or implicit enforceable rights and obligations that require lease concessions if certain circumstances arise that are beyond the control of the parties to the contract. If a lease contract provides enforceable rights and obligations for concessions in the contract and no changes are made to that contract, the concessions are not considered a lease modification pursuant to ASC 842. This means both the lessor and lessee need not remeasure and reallocate the consideration in the lease contract, reassess the lease term or reassess lease classification and lease liability, provided that the concessions are considered to be a separate contract. If concessions granted by lessors are beyond the enforceable rights and obligations in the contract, entities would generally account for those concessions in accordance with the lease modification guidance in ASC 842 as described above.

The FASB staff has been made aware that, given the unprecedented and global nature of the COVID-19 pandemic, it may be exceedingly challenging for entities to determine whether existing contracts provide enforceable rights and obligations for lease concessions and, if so, whether those concessions are consistent with the terms of the contract or are modifications to a contract.

Consequently, for concessions related to the effects of the COVID-19 pandemic, an entity will not have to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the contract and can elect to apply or not apply the lease modification guidance under ASC 842 to those contracts. Entities may make the elections for any lessor-provided concessions related to the effects of the COVID-19 pandemic (e.g., deferrals of lease payments, reduced future lease payments) as long as the concession does not result in a substantial increase in the rights of the lessor or the obligations of the lessee. In addition to that, for concessions that provide a deferral of payments with no substantive changes to the consideration in the original contract, the FASB allows entities to account for the concessions as if no changes to the lease contract were made. Under this method, a lessor would increase its lease receivable and continue to recognize income.

During the fiscal quarter ended June 30, 2020, the Company instituted payment plans for its residents that were experiencing hardship due to COVID-19, which the Company refers to as the “COVID-19 Payment Plan.” Pursuant to the COVID-19 Payment Plan, the Company allowed qualifying residents to defer their rent, which is collected by the Company in monthly installment payments over the duration of the current lease or renewal term (which may not exceed 12 months). Additionally,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

for the months of May and June 2020, the Company began providing certain qualifying residents with a one-time concession to incentivize their performance under the COVID-19 Payment Plan. If the qualifying resident fails to make payments pursuant to the COVID-19 Payment Plan, the concession is immediately terminated, and the qualifying resident is required to immediately repay the amount of the concession. The Company did not offer residents any other payment plans during the remaining months in fiscal year 2020 due to the reduced demand of such payment plans.

In January 2021, the Company began offering an extension to the COVID-19 Payment Plan (the “Extension Plan”), that allows eligible residents to defer their rent, which is collected by the Company in monthly installment payments over the lesser of the duration of the current lease term or a maximum of three months (with the exception of certain states that allow a maximum of six months deferral). Under the Extension Plan, no concessions are offered for residents with a payment plan duration of two months or less and residents who opted for the COVID-19 Payment Plan are not eligible to participate in the Extension Plan unless they paid off the amounts due under the COVID-19 Payment Plan.

During the three months ended September 30, 2020, the Company initiated a debt forgiveness program for certain qualifying residents that were experiencing hardship due to COVID-19 and who were in default of their lease payments (the “Debt Forgiveness Program”). Pursuant to the Debt Forgiveness Program, the Company offered qualifying residents an opportunity to terminate their lease without being liable for any unpaid rent and penalties. The Company determined that accounts receivable of $2,610,927 related to the Debt Forgiveness Program are not probable of collection and therefore included these accounts in its reserve.

The Company elected not to evaluate whether the COVID-19 Payment Plans, the Debt Forgiveness Program and the Extension Plan are lease modifications and therefore the Company’s policy is to account for the lease contracts with COVID-19 Payment Plans, Debt Forgiveness Program and the Extension Plan as if no lease modifications occurred. Under this accounting method, a lessor with an operating lease may account for the concession (which in this case only applies to the COVID-19 Payment Plans) by continuing to recognize a lease receivable until the rental payment is received from the lessee at the revised payment date. If it is determined that the lease receivable is not collectable, the Company would treat that lease contract on a cash basis as defined in ASC 842. As of September 30, 2021 and December 31, 2020, the Company reserved $3,863,876 and $2,245,067 of accounts receivables, respectively, which are considered not probable of collection.

  The Company is currently working with residents at our communities to obtain rental relief assistance pursuant to the Emergency Rental Assistance Program (“ERA”), administered by the U.S. Department of Treasury. During the nine months ended September 30, 2021, 1,119 residents applied for the ERA, of which 1,057 residents received rental assistance in the aggregate amount of approximately $3,700,000.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

ARTICLE I	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;
ARTICLE II

  Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

ARTICLE III	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. There were no transfers between the levels in the fair value hierarchy during the nine months ended September 30, 2021 and 2020.

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements - The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	September 30, 2021
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements(1)	$—	$27,853	$—

	December 31, 2020
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements(1)	$—	$7,852	$—

_______________

(1)	See Note 14 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, due from affiliates, accounts payable and accrued liabilities, distributions payable, distributions payable to affiliates, due to affiliates and notes payable.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, amounts due from affiliates, amounts due to affiliates and distributions payable to affiliates to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The Company has determined that its notes payable, net are classified as Level 3 within the fair value hierarchy.

The fair value of the notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of September 30, 2021 and December 31, 2020, the fair value of the notes payable was $2,230,749,187 and $2,246,242,677, respectively, compared to the carrying value of $2,135,242,124 and $2,129,245,671, respectively.

Restricted Cash

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants and a cash account established in connection with a letter of credit to fund future workers compensation claims. As of September 30, 2021 and December 31, 2020,  the Company had a restricted cash balance of $38,360,359 and $38,998,980, respectively, which represented amounts set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders as well as an amount set aside in connection with a letter of credit.

The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the nine months ended September 30, 2021 and 2020:

	September 30,
	2021	2020
Cash and cash equivalents	$122,107,875	$311,515,756
Restricted cash	38,360,359	42,531,779
Other assets related to real estate held for sale	—	91,450
Total cash, cash equivalents and restricted cash	$160,468,234	$354,138,985

Distribution Policy

The Company elected to be taxed, and currently qualifies, as a REIT commencing with the taxable year ended December 31, 2014. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions declared during the month ended January 31, 2021, were based on daily record dates and calculated at a rate of $0.002466 per share of the Company’s common stock per day during the period from January 1, 2021 through January 31, 2021. On January 12, 2021, the Company’s board of directors determined to reduce the daily distribution amount to $0.001438 per share commencing on February 1, 2021 and ending February 28, 2021, which was extended for the months of March through September 2021. As a result, distributions declared during the period from February 1, 2021 through September 30, 2021, were based on daily record dates and calculated at a rate of $0.001438 per share of the Company’s common stock per day.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the three and nine months ended September 30, 2021, the Company declared distributions totaling $0.132 and $0.425 per share of common stock, respectively. During the three and nine months

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

ended September 30, 2020, the Company declared distributions totaling $0.226 and $0.674 per share of common stock, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Lessee Accounting

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires leases with original lease terms of more than 12 months to be recorded on the balance sheet. For leases with terms greater than 12 months, a right-of-use (“ROU”) lease asset and a lease liability are recognized on the balance sheet at commencement date based on the present value of lease payments over the lease term.

Lease renewal or termination options are included in the lease asset and lease liability only if it is reasonably certain that the option to extend or to terminate would be exercised. As the implicit rate in most leases are not readily determinable, the Company’s incremental borrowing rate for each lease at commencement date is used to determine the present value of lease payments. Consideration is given to the Company’s recent debt financing transactions, as well as publicly available data for instruments with similar characteristics, adjusted for the respective lease term, when estimating incremental borrowing rates. Lease expense is recognized over the lease term based on an effective interest method for finance leases and on a straight-line basis for operating leases. On January 1, 2019, the Company adopted ASU 2016-02 and its related amendments (collectively, “ASC 842”) using the modified retrospective method. The Company elected the package of practical expedients permitted under the transition guidance, which allowed the Company to carry forward its original assessment of (1) whether contracts are or contain leases, (2) lease classification and (3) initial direct costs. The Company also elected the practical expedient that allows lessees the option to account for lease and non-lease components together as a single component for all classes of underlying assets. See Note 15 (Leases).

Equity-Based Compensation

The Company’s stock-based compensation consists of restricted stock issued to key employees and independent directors of the Company. The Company accounts for equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant and recognized on a straight-line basis over the requisite service period of the awards. The compensation expense is adjusted for actual forfeitures upon occurrence. Equity-based compensation is classified within general and administrative expenses in the consolidated statements of operations.

Per Share Data

Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.

Segment Disclosure

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, residents and products and services, its assets have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In January 2020, the FASB issued ASU 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815, (“ASU 2020-01”), which clarifies the interaction between the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted. The amendments in ASU 2020-01 should be applied prospectively. The Company adopted ASU 2020-01 on January 1, 2021. The adoption of this guidance did not have a material impact on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provided practical expedients to address existing guidance on contract modifications and hedge accounting due to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates (together “IBORs”) to alternative reference rates, such as the Secured Overnight Financing Rate (“SOFR”). In July 2017, the Financial Conduct Authority announced it intended to stop compelling banks to submit rates for the calculation of LIBOR after 2021. The Company refers to this transition as reference rate reform. The first practical expedient allows companies to elect to not apply certain modification accounting requirements to debt, derivative and lease contracts affected by reference rate reform if certain criteria are met. These criteria include the following: (1) the contract referenced an IBOR rate that is expected to be discontinued; (2) the modified terms directly replace or have the potential to replace the IBOR rate that is expected to be discontinued; and (3) any contemporaneous changes to other terms that change or have the potential to change the amount and timing of contractual cash flows must be related to the replacement of the IBOR rate. If the contract meets all three criteria, there is no requirement for remeasurement of the contract at the modification date or reassessment of the previous accounting determination. The second practical expedient allows companies to change the reference rate and other critical terms related to the reference rate reform in derivative hedge documentation without having to de-designate the hedging relationship. This allows for companies to continue applying hedge accounting to existing cash flow and net investment hedges. ASU 2020-04 was effective upon issuance on a prospective basis beginning January 1, 2020 and may be elected over time as reference rate reform activities occur. Subsequently, in January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848): Scope ("ASU 2021-01"). The amendments in ASU 2021-01 clarify that certain optional expedients and exceptions for contract modifications and hedge accounting apply to derivative instruments that use an interest rate for margining, discounting, or contract price alignment that is modified as a result of the discontinuation of the use of LIBOR as a benchmark interest rate due to reference rate reform. ASU 2021-01 is

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

effective immediately for all entities with the option to apply retrospectively as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, and can be applied prospectively to any new contract modifications made on or after January 7, 2021. The ASUs can be adopted no later than December 1, 2022 with early adoption permitted. The relief provided in this guidance is temporary and generally cannot be applied to contract modifications that occur after December 31, 2022 or hedging relationships entered into or evaluated after that date. However, the guidance does allow an entity to continue to apply certain optional expedients related to hedge accounting. The Company identified the instruments influenced by LIBOR to be its variable rate mortgage notes payable and interest rate cap agreements and is currently in the process of liaising with its lenders to assess the nature of potential changes to its variable rate mortgage notes payable and interest rate cap agreements and therefore determining whether it could meet the conditions of the practical expedients provided by the FASB and elect to not apply the modification accounting requirements to its contracts affected by the reference rate reform within the permitted period of December 31, 2022.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 addresses issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. ASU 2020-06 also enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings per share guidance. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity and amends the related earnings per share guidance. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The guidance in ASU 2020-06 can be applied through a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently assessing the impact of ASU 2020-06 on its consolidated financial statements and related disclosures from the adoption of ASU 2020-06.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements (“ASU 2020-10”). ASU 2020-10 contains improvements to GAAP by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of GAAP. ASU 2020-10 also contains codifications that are varied in nature and may affect the application of the guidance in cases in which the original guidance may have been unclear. ASU 2020-10 is effective for fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company adopted ASU 2020-10 on January 1, 2021. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In November 2020, the SEC issued Release No. 33-10890, Amendments to Management’s Discussion and Analysis, Selected Financial Data, and Supplementary Financial Information, to simplify, modernize and enhance certain financial disclosure requirements in Regulation S-K. This amendment became effective on February 10, 2021. Early adoption was permitted. The

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Company early adopted these modifications in its Annual Report on Form 10-K filed with the SEC on March 12, 2021. The adoption of this guidance did not have a material impact on the consolidated financial statements.

3. Internalization Transaction

On August 31, 2020, the Operating Partnership and the Company completed the Internalization Transaction with SRI, which provided for the internalization of the Company’s external management functions provided by the Former Advisor and its affiliates.

Pursuant to the Contribution & Purchase Agreement between the Company, the Operating Partnership and SRI, SRI contributed to the Operating Partnership all of the membership interests in SRSH, and the assets and rights necessary to operate as a self-managed company in all material respects, and the liabilities associated with such assets and rights in exchange for $124,999,000, which was paid as follows: (1) $31,249,000 in cash consideration and (2) 6,155,613.92 Class B OP Units having the agreed value of $15.23 per Class B OP Unit. The Company also purchased all of the Class A Convertible Stock of the Company held by the Former Advisor for $1,000. As a result of the Internalization Transaction, the Company became self-managed and acquired the advisory, investment management and property management operations of the Former Advisor by hiring the Transferring Employees (as defined in the Contribution & Purchase Agreement), who comprise the workforce necessary for the management and day-to-day real estate and accounting operations of the Company and the Operating Partnership.

Fair Value of Consideration Transferred

The Company accounted for the Internalization Transaction as a business combination under the acquisition method of accounting. Pursuant to the terms of the Internalization Transaction, the following consideration was given in exchange for all of the membership interests in SRSH:

Amount
Cash consideration (1)	$31,249,000
Class B OP Units issued	6,155,613.92
Fair value per Class B OP Unit	$15.23
Fair value of OP Unit Consideration	93,750,000
Promote price (2)	1,000
Accounting value of total consideration	$125,000,000

_______________

(1)

Represents the contractual cash consideration before adjustments to reflect affiliates assets acquired in the Internalization Transaction of $2,717,634 and affiliates liabilities assumed in the Internalization Transaction of $4,701,436.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

(2)	Represents the repurchase of Class A Convertible Stock by the Company.

Assets Acquired and Liabilities Assumed

The Internalization Transaction was accounted for as a business combination under the acquisition method of accounting under ASC 805, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date.

During the year ended December 31, 2020, the Company finalized the purchase price allocation of the fair value of consideration transferred (described above) for the Internalization Transaction. The following table summarizes the finalized purchase price allocation as of the date of the Internalization Transaction:

Amount
Assets:
Accounts receivable from affiliates	$3,908,946
Finance lease right-of-use asset	20,925
Other assets	49,919
Property management agreements intangibles(1)	815,000
Operating lease right-of-use asset	1,651,415
Repurchase of Class A Convertible Stock	1,000
Goodwill	125,220,448
Total assets acquired	131,667,653
Liabilities:
Accrued personnel costs	(4,995,313)
Finance lease liability	(20,925)
Operating lease liability	(1,651,415)
Total liabilities assumed	(6,667,653)
Net assets acquired	$125,000,000

_______________

(1)

The intangible assets acquired consist of property management agreements that the Company, acting as advisor and property manager through certain subsidiaries, has with affiliates of SRI (as amended from time to time, the “SRI Property Management Agreements”). The value of the SRI Property Management Agreements was determined based on a discounted cash flow valuation of the projected revenues of the acquired agreements. The SRI Property Management Agreements are subject to an estimated useful life of one year. As of September 30, 2021, the SRI Property Management Agreements were 100% amortized.

Goodwill

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

In connection with the Internalization Transaction, the Company recorded goodwill of $125.2 million as a result of the consideration exceeding the fair value of the net assets acquired. Goodwill represents the estimated future benefits arising from other assets acquired that could not be individually identified and separately recognized. The goodwill recorded represents the Company’s acquired workforce and its ability to generate additional opportunities for revenue and raise additional funds.

Pro Forma Financial Information (unaudited)

The following condensed pro forma operating information is presented as if the Internalization Transaction and Mergers occurred in 2019 and had been included in operations as of January 1, 2019. The operations acquired in the Internalization Transaction earned $96.5 million in revenue in 2019, approximately $93.9 million of which was earned from the Company and will be eliminated in the Company’s consolidated financial statements on a post-acquisition basis, and approximately $2.5 million of which was earned pursuant to the SRI Property Management Agreements and will be recurring revenue to the Company resulting in an immaterial impact on the Company’s net loss of approximately $0.4 million.

The pro forma operating information excludes certain nonrecurring adjustments, such as acquisition fees and expenses incurred, to reflect the pro forma impact the acquisition would have on earnings on a continuous basis:

	Year Ended December 31,
	2020	2019
Revenue	$303,851,813	$323,258,776
Net income (loss)(1)(2)	$(109,151,163)	$29,545,827
Net income (loss) attributable to noncontrolling interests	$(5,759,798)	$1,585,124
Net income (loss) attributable to common stockholders(3)	$(103,391,365)	$27,960,703
Net income (loss) attributable to common stockholders per share - basic and diluted	$(1.04)	$0.26

_______________

(1)

The incremental cost of hiring the existing workforce responsible for the Company’s real estate management and operations of $17,906,923 and $17,742,481, was included in pro forma expenses in arriving at the pro forma net income (loss) for the years ended December 31, 2020 and 2019, respectively. The pro forma impact of the Internalization Transaction on the Company’s historical results of operations based on the historical net income of SRI and its affiliates was $19,083,158 for the year ended December 31, 2019.

(2)

Contemporaneously with the Internalization Closing, the Company hired 634 employees, previously employed by SRI and its affiliates, to operate all of the assets necessary to operate the business of the Company.

(3)	Amount is net of net income (loss) attributable to noncontrolling interests and distributions to preferred shareholders.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

4.          Real Estate

Current Period Acquisitions

During the nine months ended September 30, 2021, the Company acquired one multifamily real estate property, which was determined to be an asset acquisition. The following is a summary of the real estate property acquired during the nine months ended September 30, 2021:

				Purchase Price Allocation
Property Name	Location	Purchase Date	Homes	Land	Buildings and Improvements	Tenant Origination and Absorption Costs	Total Purchase Price
Ballpark Apartments at Town Madison	Huntsville, AL	6/29/2021	274	$3,773,236	$72,579,544	$1,113,905	$77,466,685

As of September 30, 2021, the Company owned 70 multifamily properties and three parcels of land held for the development of apartment homes. The Company’s portfolio is comprised of 22,001 apartment homes, including 160 newly constructed apartment homes placed into service at the Garrison Station development project as of September 30, 2021.

The total acquisition price of the Company’s multifamily real estate portfolio was $3,236,068,388, excluding land held for the development of apartment homes of $34,870,861. As of September 30, 2021 and December 31, 2020, the Company’s portfolio was approximately 96.5% and 95.4% occupied and the average monthly rent was $1,237 and $1,173, respectively.

As of September 30, 2021 and December 31, 2020, investments in real estate and accumulated depreciation and amortization related to the Company’s consolidated real estate properties was as follows:

	September 30, 2021
	Assets
	Land	Building and Improvements(1)	Tenant Origination and Absorption Costs	Total Real Estate Held for Investment	Real Estate Under Development	Real Estate Held for Sale
Investments in real estate	$338,512,553	$2,945,070,487	$1,682,900	$3,285,265,940	$34,870,861	$75,895,741
Less: Accumulated depreciation and amortization	—	(479,484,461)	(670,082)	(480,154,543)	—	(15,527,817)
Net investments in real estate and related lease intangibles	$338,512,553	$2,465,586,026	$1,012,818	$2,805,111,397	$34,870,861	$60,367,924

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

	December 31, 2020
	Assets
	Land	Building and Improvements(1)	Tenant Origination and Absorption Costs	Total Real Estate Held for Investment	Real Estate Under Development	Real Estate Held for Sale
Investments in real estate	$331,031,517	$2,813,476,200	$1,752,793	$3,146,260,510	$39,891,218	$75,226,200
Less: Accumulated depreciation and amortization	—	(384,163,168)	(330,839)	(384,494,007)	—	(13,250,670)
Net investments in real estate and related lease intangibles	$331,031,517	$2,429,313,032	$1,421,954	$2,761,766,503	$39,891,218	$61,975,530

During the nine months ended September 30, 2021 and 2020, the Company wrote off $12,515,830 and $0, respectively, of fixed assets related to the damage caused to the Company’s multifamily properties impacted by the winter storm that took place in February 2021.

Total depreciation and amortization expenses were $34,051,286 and $101,203,302 for the three and nine months ended September 30, 2021, respectively, and $47,564,706 and $129,596,268 for the three and nine months ended September 30, 2020, respectively.

Depreciation of the Company’s buildings and improvements was $33,320,641 and $99,073,405 for the three and nine months ended September 30, 2021, and $33,055,972 and $89,122,949 for the three and nine months ended September 30, 2020, respectively. Depreciation of the Company’s acquired furniture and fixtures in the Internalization Transaction was $16,057 and $44,243 for the three and nine months ended September 30, 2021, respectively, and $2,490 for each of the three and nine months ended September 30, 2020, respectively.

Amortization of the Company’s intangible assets was $714,588 and $2,085,654 for the three and nine months ended September 30, 2021, respectively, and $14,506,244 and $40,470,829 for the three and nine months ended September 30, 2020, respectively.

Amortization of the Company’s tenant origination and absorption costs was $572,331 and $1,523,041 for the three and nine months ended September 30, 2021, respectively, and $14,431,485 and $40,392,592 for the three and nine months ended September 30, 2020, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year.

Amortization of the Company’s operating ROU assets was $3,367 and $10,101 for the three and nine months ended September 30, 2021, respectively, and $3,367 and  $6,845 for the three and nine months ended September 30, 2020, respectively. This represents the amortization of initial indirect costs included in the measurement of the operating ROU assets.

Amortization of the Company’s SRI Property Management Agreements was $138,890 and $552,512 for the three and nine months ended September 30, 2021, respectively, and $71,392 for each of the three and nine months ended September 30, 2020.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Amortization of the Company’s other intangible assets, which consist of below-market leases, was $1,671 and $5,014 for the three and nine months ended September 30, 2021, respectively, and $1,671 and $4,265 for the three and nine months ended September 30, 2020, respectively, and is included as an increase to rental income in the accompanying consolidated condensed statements of operations. Other intangible assets had a weighted-average amortization period as of the date of acquisition of ten years.

Operating Leases

As of September 30, 2021, the Company’s real estate portfolio comprised 22,001 residential apartment homes and was 97.7% leased by a diverse group of residents. For the three and nine months ended September 30, 2021 and 2020, the Company’s real estate portfolio earned in excess of 99% and less than 1% of its rental income from residential tenants and commercial tenants, respectively. The residential tenant lease terms typically consist of lease durations equal to 12 months or less. The commercial tenant leases consist of remaining lease durations varying from 0.25 years to nine years.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to residents. Generally, upon the execution of a lease, the Company requires security deposits from residents in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $9,207,498 and $8,545,977 as of September 30, 2021 and December 31, 2020, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The future minimum rental receipts from the Company’s properties under non-cancelable operating leases attributable to commercial tenants as of September 30, 2021, and thereafter is as follows:

October 1 to December 31, 2021	$74,821
2022	274,149
2023	280,777
2024	288,703
2025	296,860
Thereafter	1,059,469
$2,274,779

As of September 30, 2021 and December 31, 2020, no tenant represented over 10% of the Company’s annualized base rent and there were no significant industry concentrations with respect to its commercial leases.

Real Estate Under Development

During the three and nine months ended September 30, 2021, the Company owned the following parcels of land held for the development of apartment homes:

Development Name	Location	Purchase Date	Land Held for Development	Construction in Progress	Total Carrying Value
Garrison Station (1)	Murfreesboro, TN	5/30/2019	$246,527	$2,037,090	$2,283,617
Arista at Broomfield	Broomfield, CO	3/13/2020	7,283,803	16,134,724	23,418,527
Flatirons	Broomfield, CO	6/19/2020	8,574,704	594,013	9,168,717
			$16,105,034	$18,765,827	$34,870,861

_______________

(1)

The Company is developing Garrison Station, which consists of nine residential buildings comprised of 176 apartment homes. During the nine months ended September 30, 2021, eight buildings comprised of 160 apartment homes were placed in service totaling $29,690,942, and are included in total real estate held for investment, net in the accompanying consolidated balance sheets.

Real Estate Held for Sale

Heritage Place Apartments

On April 27, 2015, the Company acquired Heritage Place Apartments, a multifamily property located in Franklin, Tennessee, containing 105 apartment homes. As of September 30, 2021, Heritage Place Apartments met all the criteria to be classified as held for sale. The real estate, other assets, mortgage notes and other liabilities related to Heritage Place Apartments are disclosed separately for the periods presented in the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Carrington Park

On August 19, 2015, the Company acquired Carrington Park, a multifamily property located in Kansas City, Missouri, containing 298 apartment homes. As of September 30, 2021, Carrington Park met all the criteria to be classified as held for sale. The real estate, other assets, mortgage notes and other liabilities related to Carrington Park are disclosed separately for the periods presented in the accompanying consolidated balance sheets.

Clarion Park Apartments

On March 6, 2020, the Company acquired Clarion Park Apartments, a multifamily property located in Olathe, Kansas, containing 220 apartment homes. As of September 30, 2021, Clarion Park Apartments met all the criteria to be classified as held for sale. The real estate, other assets, mortgage notes and other liabilities related to Clarion Park Apartments are disclosed separately for the periods presented in the accompanying consolidated balance sheets.

The results of operations from Heritage Place Apartments, Carrington Park and Clarion Park Apartments for the three and nine months ended September 30, 2021, which are summarized in the following table, were included in continuing operations on the Company’s consolidated statements of operations.

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2021	September 30, 2021
Revenues	$2,075,942	$6,090,669
Expenses	1,905,518	5,800,728
Net income	$170,424	$289,941

Completion of SIR and STAR III Mergers

On March 6, 2020, pursuant to the terms and conditions of the SIR Merger Agreement and STAR III Merger Agreement (together the “Merger Agreements”), SIR Merger Sub and STAR III Merger Sub, the surviving entities, continued as wholly-owned subsidiaries of the Company. In accordance with the applicable provisions of the MGCL, the separate existence of SIR and STAR III ceased. The combined company retained the name “Steadfast Apartment REIT, Inc.” At the effective time of the Mergers, each issued and outstanding share of SIR, and STAR III’s common stock (or a fraction thereof), each $0.01 par value per share, was converted into 0.5934 and 1.430 shares of the Company’s common stock, respectively.

The following table summarizes the purchase price of SIR and STAR III as of the date of the Mergers:

	SIR	STAR III
Class A common stock issued and outstanding	—	3,458,807
Class R common stock issued and outstanding	—	475,207
Class T common stock issued and outstanding	—	4,625,943
Common stock issued and outstanding	73,770,330	—
Total common stock issued and outstanding	73,770,330	8,559,957
Exchange ratio	0.5934	1.430
STAR common stock issued as consideration(1)	43,775,314	12,240,739
STAR’s estimated value per share at the time of Mergers	$15.84	$15.84
Value of STAR’s common stock issued as consideration	$693,400,974	$193,893,305

____________________

(1)   Represents the number of shares of common stock of SIR and STAR III converted into shares of the Company’s common stock upon consummation of the Mergers.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The following table presents the purchase price allocation of SIR’s and STAR III’s identifiable assets and liabilities assumed as of the date of the Mergers:

	SIR	STAR III
Assets:
Land	$114,377,468	$58,056,275
Buildings and improvements	959,337,747	411,461,858
Acquired intangibles	27,027,759	10,041,373
Other assets	122,688,608	21,438,855
Investment in unconsolidated joint venture	22,128,691	—
Total assets:	$1,245,560,273	$500,998,361
Liabilities:
Mortgage notes payable, net	$(506,023,981)	$(289,407,045)
Other liabilities	(46,135,318)	(17,698,011)
Total liabilities:	$(552,159,299)	$(307,105,056)
Fair value of net assets acquired	$693,400,974	$193,893,305

Capitalized Acquisition Costs Related to the Mergers

The SIR Merger and STAR III Merger were each accounted for as an asset acquisition. In accordance with the asset acquisition method of accounting, costs incurred to acquire the asset were capitalized as part of the acquisition price. Upon the execution of the Merger Agreements on August 5, 2019, the SIR Merger and STAR III Merger were considered probable of occurring, at which point the Company began to capitalize the merger related acquisition costs to building and improvements in the accompanying consolidated balance sheets. Prior to such date, the merger related acquisition costs were expensed to general and administrative expenses in the accompanying consolidated statements of operations.

5. Investment in Unconsolidated Joint Venture

On March 6, 2020, upon consummation of the SIR Merger, the Company acquired a 10% interest in BREIT Steadfast MF JV LP (the “Joint Venture”). On July 16, 2020 (the “JV Disposition Date”), the Company sold its joint venture interest for $19,278,280 to an affiliate of the general partner of the Joint Venture. The Company did not exercise significant influence, nor did it control the Joint Venture and had accounted for its former investment in the Joint Venture under the equity method of accounting. Income, losses, contributions and distributions were generally allocated based on the members’ respective equity interests.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The Company recognized an other-than-temporary impairment (“OTTI”) on its investment in the Joint Venture of $2,442,411 during the three months ended June 30, 2020. The OTTI was a result of the Company receiving an indication of value in connection with negotiating a sale of the Company’s joint venture interest at a disposition price that was less than the carrying value of the Joint Venture. The OTTI was included in equity in loss from unconsolidated joint venture on the Company’s consolidated statements of operations. In determining the fair value of the Joint Venture, the Company considered Level 3 inputs.

As of the JV Disposition Date, the book value of the Company’s investment in the Joint Venture was $18,955,478, which included an accounting outside basis difference of $8,067,010, net and capitalized transaction costs of $594,993, net. The accounting outside basis difference represented the difference between the purchase price the Company paid for its investment in the Joint Venture in connection with the SIR Merger and the book value of the Company’s equity in the Joint Venture as of the JV Disposition Date. The capitalized transaction costs relate to acquiring the interest in the Joint Venture through the consummation of the SIR Merger.

During the three and nine months ended September 30, 2020, $58,144 and $490,586, respectively, of amortization of the basis difference was included  in equity in loss from unconsolidated joint venture on the accompanying consolidated statements of operations. The Company recorded the gain on sale of the investment in unconsolidated joint venture of $66,802 in equity in loss from unconsolidated joint venture on the accompanying consolidated statements of operations. The Company received distributions of $0 during each of the three and nine months ended September 30, 2021 and $0 and $360,700 during the three and nine months ended September 30, 2020, related to its investment in the Joint Venture, respectively.

Unaudited financial information for the Joint Venture for the periods from March 6, 2020 through the JV Disposition Date, is summarized below:

	For the Period from July 1, 2020 through July 16, 2020	For the Period from March 6, 2020 through July 16, 2020
Revenues	$2,779,246	$23,313,921
Expenses	(3,079,277)	(25,078,993)
Other income	46,341	225,914
Net loss	$(253,690)	$(1,539,158)

Company’s proportional net loss	$(25,369)	$(153,916)
Amortization of outside basis	(58,144)	(490,586)
Impairment of unconsolidated joint venture	—	(2,442,411)
Gain on sale of unconsolidated joint venture	66,802	66,802
Equity in loss from unconsolidated joint venture	$(16,711)	$(3,020,111)

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

6.          Other Assets

As of September 30, 2021 and December 31, 2020, other assets consisted of:

	September 30, 2021	December 31, 2020
Prepaid expenses	$9,548,056	$6,446,847
SRI Property Management Agreements, net	—	543,332
Interest rate cap agreements (Note 14)	27,853	7,852
Other deposits	907,017	649,470
Corporate computers, net	172,957	132,708
Lease right-of-use assets, net (Note 15)(1)	1,340,135	2,145,505
Other assets	$11,996,018	$9,925,714

_________________

(1)   As of September 30, 2021, lease ROU assets, net included finance lease ROU asset, net of $7,665 and operating ROU assets, net of $1,332,470. As of December 31, 2020, lease ROU assets, net included finance lease ROU asset, net of $16,845 and operating ROU assets, net of $2,128,660.

Amortization of the Company’s SRI Property Management Agreements was $138,890 and $552,512 for the three and nine months ended September 30, 2021, respectively, and $71,392 for each of the three and nine months ended September 30, 2020.

Amortization of the Company’s initial indirect costs included in the measurement of the operating ROU assets for the three and nine months ended September 30, 2021, was $3,367 and $10,101, respectively. Amortization of the Company’s initial indirect costs included in the measurement of the operating ROU assets for the three and nine months ended September 30, 2020, was $3,367 and $6,845, respectively. See Note 15 (Leases) for details.

7.          Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net, secured by individual properties as of September 30, 2021 and December 31, 2020.

	September 30, 2021
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	4	10/16/2022 - 1/1/2027	1-Mo LIBOR + 1.88%	1-Mo LIBOR + 2.31%	2.20%	$124,175,912
Fixed rate	42	10/1/2022 - 10/1/2056	3.19%	4.66%	3.85%	1,268,773,626
Mortgage notes payable, gross	46				3.70%	1,392,949,538
Premiums and discounts, net(2)						2,540,250
Deferred financing costs, net(3)						(5,747,561)
Mortgage notes payable, net						$1,389,742,227

	December 31, 2020
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	4	10/16/2022 - 1/1/2027	1-Mo LIBOR + 1.88%	1-Mo LIBOR +2.31%	2.27%	$113,452,357
Fixed rate	42	10/1/2022 - 10/1/2056	3.19%	4.66%	3.85%	1,273,877,535
Mortgage notes payable, gross	46				3.72%	1,387,329,892
Premiums and discount, net(2)						3,809,734
Deferred financing costs, net(3)						(6,756,841)
Mortgage notes payable, net						$1,384,382,785

________________

(1)See Note 14 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

(2)  The following table summarizes debt premiums and discounts as of September 30, 2021 and December 31, 2020, including the unamortized portion included in the principal balance as well as amounts amortized included in interest expense in the accompanying consolidated statements of operations:

Net Debt Premium (Discount) before Amortization as of September 30, 2021	Amortization of Debt (Premium) Discount During the Nine Months Ended September 30, 2021	Unamortized Net Debt Premium (Discount) as of September 30, 2021
$15,375,305	$(3,513,759)	$11,861,546
(10,179,526)	858,230	(9,321,296)
$5,195,779	$(2,655,529)	$2,540,250

Net Debt Premium (Discount) before Amortization as of December 31, 2020	Amortization of Debt (Premium) Discount During the Year Ended December 31, 2020	Unamortized Net Debt Premium (Discount) as of December 31, 2020
$15,375,305	$(1,836,575)	$13,538,730
(10,179,526)	450,530	(9,728,996)
$5,195,779	$(1,386,045)	$3,809,734

(3)Accumulated amortization related to deferred financing costs as of September 30, 2021 and December 31, 2020 was $4,504,463 and $3,495,183, respectively.

Construction loan

On October 16, 2019, the Company entered into an agreement with PNC Bank, National Association (“PNC Bank”) for a construction loan related to the Garrison Station development project in an aggregate principal amount not to exceed $19,800,000 for a 36 month initial term and two 12 month mini-perm extensions. The rate of interest on the construction loan is daily LIBOR plus 2.00%, which then reduces to daily LIBOR plus 1.80% upon achieving completion as defined in the construction loan agreement and at a debt service coverage ratio (“DSCR”) of 1.15x. The loan includes a 0.4% fee at closing, a 0.1% fee upon exercising the mini-perm and a 0.1% fee upon extending the mini-perm, each payable to PNC Bank. There is an exit fee of 0.1% which will be waived if permanent financing is secured through PNC Bank or one of its affiliates. As of September 30, 2021 and December 31, 2020, the principal outstanding balance on the construction loan was $18,244,300 and $6,264,549, respectively, and was included within mortgage notes payable, net on the accompanying consolidated balance sheets.

Credit Facilities

Master Credit Facility

On July 31, 2018, 16 indirect wholly-owned subsidiaries of the Company entered into a Master Credit Facility Agreement (“MCFA”) with Newmark Group, Inc., formerly Berkeley Point Capital, LLC (“Facility Lender”), for an aggregate principal amount of $551,669,000. On February 11, 2020, in connection with the financing of Patina Flats at the Foundry, the Company and the Facility Lender amended the MCFA to substitute Patina Flats at the Foundry and Fielders Creek, the then-unencumbered multifamily property owned by the Company, as substitute collateral for the three multifamily properties disposed of and released from the MCFA. The Company also increased its outstanding borrowings pursuant to the MCFA by

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

$40,468,000, a portion of which was attributable to the acquisition of Patina Flats at the Foundry. The MCFA provides for four tranches: (1) a fixed rate loan in the aggregate principal amount of $331,001,400 that accrues interest at 4.43% per annum; (2) a fixed rate loan in the aggregate principal amount of $137,917,250 that accrues interest at 4.57% per annum; (3) a variable rate loan in the aggregate principal amount of $82,750,350 that accrues interest at the one-month LIBOR plus 1.70% per annum; and (4) a fixed rate loan in the aggregate principal amount of $40,468,000 that accrues interest at 3.34% per annum. The first three tranches have a maturity date of August 1, 2028, and the fourth tranche has a maturity date of March 1, 2030, unless in each case the maturity date is accelerated in accordance with the terms of the loan documents. Interest only payments are payable monthly through August 1, 2025 and April 1, 2027 on the first three tranches and fourth tranche, respectively, with interest and principal payments due monthly thereafter.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

PNC Master Credit Facility

On June 17, 2020, the Company, through seven indirect wholly-owned subsidiaries (each, a “Borrower” and collectively, the “Borrowers”), entered into a Master Credit Facility Agreement (the “PNC MCFA”), a fixed rate Multifamily Note and a variable rate Multifamily Note (collectively, the “Notes”) and the other loan documents for the benefit of PNC Bank. The PNC MCFA provides for two tranches: (1) a fixed rate loan in the aggregate principal amount of $79,170,000 that accrues interest at 2.82% per annum; and (2) a variable rate loan in the aggregate principal amount of $79,170,000 that accrues interest at the one-month LIBOR plus 2.135% per annum. If LIBOR is no longer posted through electronic transmission, is no longer available or, in PNC Bank’s determination, is no longer widely accepted or has been replaced as the index for similar financial instruments, PNC Bank will choose a new index taking into account general comparability to LIBOR and other factors, including any adjustment factor to preserve the relative economic positions of the Borrowers and PNC Bank with respect to any advances made pursuant to the PNC MCFA. The Company paid $633,360 in the aggregate in loan origination fees to PNC Bank in connection with the financings, and paid the Former Advisor a loan coordination fee of $791,700.

Revolving Credit Loan Facility

On June 26, 2020, the Company entered into a revolving credit loan facility (the “Revolver”) with PNC Bank in an amount not to exceed $65,000,000. The Revolver provides for advances (each, a “Revolver Loan”) solely for the purpose of financing costs in connection with acquisitions and development of real estate projects and for general corporate purposes (subject to certain debt service and loan to value requirements). The Revolver has a maturity date of June 26, 2023, subject to extension. Advances made under the Revolver are secured by the Landings of Brentwood property, as evidenced by the Loan Agreement, the Credit Facility Notes (the “Notes”), the Deed of Trust and a Guaranty from the Company (the “Guaranty,” together with the Loan Agreement and the Notes, the “Loan Documents”).

The Company has the option to select the interest rate in respect of the outstanding unpaid principal amount of each Revolver Loan from the following options: (1) a fluctuating rate per annum equal to the sum of the daily LIBOR rate plus the daily LIBOR rate spread or (2) a fluctuating rate per annum equal to the base rate plus the alternate rate spread. No amounts were outstanding on the Revolver at September 30, 2021 and December 31, 2020.

As of September 30, 2021 and December 31, 2020, the advances obtained and certain financing costs incurred under the MCFA, PNC MCFA and the Revolver, which are included in credit facilities, net, in the accompanying consolidated balance sheets, are summarized in the following table.

	Amount of Advance as of
	September 30, 2021	December 31, 2020
Principal balance on MCFA, gross	$592,137,000	$592,137,000
Principal balance on PNC MCFA, gross	158,340,000	158,340,000
Deferred financing costs, net on MCFA(1)	(3,083,410)	(3,436,850)
Deferred financing costs, net on PNC MCFA(2)	(1,553,045)	(1,689,935)
Deferred financing costs, net on Revolver(3)	(340,648)	(487,329)
Credit facilities, net	$745,499,897	$744,862,886

_______________

(1)Accumulated amortization related to deferred financing costs in respect of the MCFA as of September 30, 2021 and December 31, 2020, was $1,651,705 and $1,298,265, respectively.

(2)Accumulated amortization related to deferred financing costs in respect of the PNC MCFA as of September 30, 2021 and December 31, 2020, was $236,174 and $99,283, respectively.

(3)Accumulated amortization related to deferred financing costs in respect of the Revolver as of September 30, 2021 and December 31, 2020, was $248,230 and $101,549, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Assumed Debt as a Result of the Completion of Mergers

On March 6, 2020, upon consummation of the Mergers, the Company assumed all of SIR’s and STAR III’s obligations under the outstanding mortgage loans secured by 29 properties. The Company recognized the fair value of the assumed notes payable in the Mergers of $795,431,027, which consists of the assumed principal balance of $791,020,471 and a net premium of $4,410,556.

The following is a summary of the terms of the assumed loans on the date of the Mergers:

			Interest Rate Range
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum	Principal Outstanding At Merger Date
Variable rate	2	1/1/2027 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.31%	$64,070,000
Fixed rate	27	10/1/2022 - 10/1/2056	3.19%	4.66%	726,950,471
Assumed Principal Mortgage Notes Payable	29				$791,020,471

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of September 30, 2021:

			Maturities During the Years Ending December 31,
Contractual Obligations	Total	Remainder of 2021	2022	2023	2024	2025	Thereafter
Principal payments on outstanding debt (1)	$2,143,426,538	$2,317,869	$53,106,875	$60,666,525	$58,184,121	$197,560,660	$1,771,590,488

________________

(1)Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude deferred financing costs, net and debt premiums (discounts), net associated with the notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. At September 30, 2021, the Company was in compliance with all debt covenants.

For the three and nine months ended September 30, 2021, the Company incurred interest expense of $20,279,374 and $60,174,405, respectively. Interest expense for the three and nine months ended September 30, 2021, includes amortization of deferred financing costs totaling $548,726 and $1,646,291, net unrealized loss from the change in fair value of interest rate cap agreements of $40,902 and $39,699, amortization of net loan premiums and discounts of $(428,434) and $(1,269,484), capitalized interest of $284,511 and $844,577, credit facility commitment fees of $32,861 and $98,852, and imputed interest on

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

the finance lease portion of the sublease of $65 and $258, respectively. The capitalized interest is included in real estate held for development in the accompanying consolidated balance sheets.

For the three and nine months ended September 30, 2020, the Company incurred interest expense of $20,628,159 and $54,734,431, respectively. Interest expense for the three and nine months ended September 30, 2020, includes amortization of deferred financing costs of $573,078 and $1,382,954, net unrealized loss from the change in fair value of interest rate cap agreements of $29,093 and $56,287, amortization of net loan premiums and discounts of $(431,387) and $(959,827) and costs associated with the refinance of debt of $0 and $42,881, net of capitalized interest of $313,902 and $576,521, and imputed interest on the finance lease portion of the sublease of $47 and $47, respectively. The capitalized interest is included in real estate held for development in the accompanying consolidated balance sheets.

Interest expense of $6,584,586 and $6,806,695 was payable as of September 30, 2021 and December 31, 2020, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

8.         Stockholders’ Equity

 General

Pursuant to the Company’s Articles of Amendment and Restatement (as supplemented, the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,998,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of Class A non-participating, non-voting convertible stock with a par value of $0.01 per share, 1,000 shares of non-participating, non-voting convertible stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the MGCL and to all rights of a stockholder pursuant to the MGCL. The common stock has no preferences or preemptive, conversion or exchange rights.

On September 3, 2013, the Company issued 13,500 shares of common stock to SRI, the Company’s former sponsor, for $202,500. From inception through March 24, 2016, the date of the termination of the Primary Offering, the Company had issued 48,625,651 shares of common stock in its Public Offering for offering proceeds of $640,012,497, including 1,011,561  shares of common stock issued pursuant to the DRP for total proceeds of $14,414,752, net of offering costs of $84,837,134. The offering costs primarily consisted of selling commissions and dealer manager fees paid in the Primary Offering. Following the termination of the Public Offering, the Company continued to offer shares pursuant to the DRP until the DRP was suspended in connection with the entry into the IRT Merger Agreement.

As of September 30, 2021, the Company had issued 112,299,272 shares of common stock for offering proceeds of $1,642,957,041, including 8,669,192 shares of common stock issued pursuant to the DRP, for total DRP proceeds of

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

$130,065,017, net of offering costs of $84,837,134 and 56,016,053 shares of common stock issued in connection with the Mergers, described below. The offering costs primarily consisted of selling commissions and dealer manager fees paid in the Primary Offering. On March 6, 2020, the Company issued 43,775,314 shares of its common stock to SIR’s stockholders and 12,240,739 shares of its common stock to STAR III’s stockholders in connection with the Mergers.

As further discussed in Note 11 (Incentive Award Plan and Independent Director Compensation), the shares of restricted common stock granted to the Company’s independent directors prior to the Internalization Transaction vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant. On September 15, 2020, the Company’s board of directors approved an amendment to the independent directors’ compensation plan, pursuant to which, each of the Company’s current independent directors is entitled to receive an annual retainer of $75,000 in cash and $75,000 in shares of restricted common stock upon election or re-election to the Company’s board of directors. The shares of restricted common stock granted pursuant to the Company’s independent directors’ compensation plan generally vest in two equal annual installments beginning on the first anniversary of the date of grant and ending on the second anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The issuance and vesting activity for the nine months ended September 30, 2021 and year ended December 31, 2020, for the restricted stock issued to the Company’s independent directors were as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Nonvested shares at the beginning of the period	33,369	7,497
Granted shares	24,116	31,288
Vested shares	(2,916)	(5,416)
Nonvested shares at the end of the period	54,569	33,369

Additionally, the weighted average fair value of restricted common stock issued to the Company’s independent directors for the nine months ended September 30, 2021 and year ended December 31, 2020 was as follows:

Grant Year	Weighted Average Fair Value
2020	$15.36
2021	15.55

Included in general and administrative expenses is $85,579 and $211,915 for the three and nine months ended September 30, 2021, respectively, and $18,309 and $81,692 for the three and nine months ended September 30, 2020, respectively, for compensation expense related to the issuance of restricted common stock. As of September 30, 2021, the compensation expense related to the issuance of the restricted common stock not yet recognized was $629,250. The weighted average remaining term of the restricted common stock was approximately one year as of September 30, 2021. As of September 30, 2021, no shares of restricted common stock issued to the independent directors have been forfeited.

Issuance of Restricted Stock Awards to Key Employees

2020 Restricted Stock Awards

In connection with the Internalization Transaction, on September 1, 2020, certain key employees of the Company were issued restricted stock grants under the terms of the Company’s Amended and Restated 2013 Incentive Plan (the “Incentive Award Plan”), which grants had been approved by the board of directors and the special committee formed for the purpose of reviewing, considering, investigating, evaluating, proposing and negotiating the Mergers (the “Special Committee”). The grants to the key employees of the Company were made pursuant to a restricted stock grant agreement. The grants vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date (collectively, the “2020 Restricted Stock Awards”).

The 2020 Restricted Stock Award provides that vesting is subject to the key employee’s continued employment with the Company through each applicable vesting date, except in the event of death or disability, in which case, any unvested portion of the awards will become fully vested. In addition, the Restricted Stock Award provides the key employee with rights as a stockholder in respect of the awards’ vested and unvested shares, including the right to vote and the right to dividends.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

In the event of a termination of a key employee’s employment by the Company without cause or by the key employee for good reason within 12 months following a change in control, any unvested portion of the 2020 Restricted Stock Award will become fully vested at the time of such termination, provided that if the 2020 Restricted Stock Award is unvested at the time of a change in control of the Company and is not assumed or substituted for equivalent awards as part of the change in control transaction, the 2020 Restricted Stock Awards will become fully vested at the time of the change in control transaction. The fair value of grants issued was approximately $2,850,000.

2021 Restricted Stock Awards

Pursuant to employment agreements with key employees, on March 15, 2021, the Company granted key employees an award of time-based restricted stock (the “Time-Based 2021 Award”) with a total grant date fair value of $1,512,000 subject to the terms of the Incentive Award Plan. The Time-Based 2021 Awards vest ratably over three years following the grant date, subject to the key employee’s continuous employment through the applicable vesting dates, with certain exceptions.

Total compensation expense related to the 2020 Restricted Stock Awards and the Time-Based 2021 Award for the three and nine months ended September 30, 2021 and 2020 was $363,507, $987,553, $79,169 and $79,169, respectively, and was included in general and administrative costs on the accompanying consolidated statements of operations. As of September 30, 2021, the compensation expense related to the issuance of the restricted common stock to the key employees not yet recognized was $3,057,771. The weighted average remaining term of the restricted common stock issued to the Company’s key employees was approximately 1.4 years as of September 30, 2021. As of September 30, 2021, no shares of restricted common stock issued to the Company’s key employees have been forfeited.

Investment Management Fee and Loan Coordination Fee Paid to Former Advisor in Shares

Following the completion of the Mergers on March 6, 2020 and until the Internalization Closing, and pursuant to the Advisory Agreement, the Company paid the Former Advisor a monthly investment management fee, payable 50% in cash and 50% in shares of the Company’s common stock at the estimated value per share at the time of issuance. The shares of common stock fully vested and became non-forfeitable upon payment of the monthly investment management fee. The fair value of the vested common stock at the date of issuance, using the then-most recent publicly disclosed estimated value per share, was recorded in stockholders’ equity in the accompanying consolidated balance sheets. No investment management fees were incurred in shares for the three and nine months ended September 30, 2021. Investment management fees of $2,863,215 and $8,367,340 were incurred in shares for the three and nine months ended September 30, 2020, respectively.

Following the closing of the Mergers on March 6, 2020 and until the closing of the Internalization Transaction, pursuant to the Advisory Agreement, the Company paid the Former Advisor a loan coordination fee in shares of the Company’s common stock at the estimated value per share at the time of issuance. The loan coordination fee was payable in shares equal to 0.5% of the amount of debt financed or refinanced (in each case, other than at the time of the acquisition of a property) or the Company’s proportionate share of the amount refinanced in the case of investments made through a joint venture. No loan coordination fees were incurred in shares for the three and nine months ended September 30, 2021. Loan coordination fees incurred in shares and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

included in fees to affiliates in the accompanying consolidated statements of operations were $0 and $1,116,700 for the three and nine months ended September 30, 2020, respectively.

Convertible Stock and Class A Convertible Stock

Prior to the completion of the Mergers on March 6, 2020, the Company’s then-outstanding Convertible Stock would have been converted into shares of the Company’s common stock if and when: (A) the Company had made total distributions on the then-outstanding shares of the Company’s common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) the Company listed its common stock for trading on a national securities exchange, or (C) the Advisory Agreement was terminated or not renewed (other than for “cause” as defined in the Advisory Agreement). In general, each share of Convertible Stock would convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) the Company’s “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of the Company’s common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement for cause, all of the shares of the Convertible Stock would have been repurchased by the Company for $1.00.

In connection with the Mergers, the Company and the Former Advisor exchanged the then-outstanding Convertible Stock for new Class A Convertible Stock. The Class A Convertible Stock would have been converted into shares of the Company’s common stock if (1) the Company had made total distributions of money or other property to its stockholders or by SIR and STAR III to their respective holders of common shares (with respect to SIR and STAR III, including in each case distributions paid to SIR and STAR III stockholders prior to the closing of the Mergers), which the Company refers to collectively as the “Class A Distributions,” equal to the sum of the original issue price of the Company’s shares of common stock, shares of common stock of SIR and shares of common stock of STAR III (the “Common Equity”), plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) the Company listed its common stock for trading on a national securities exchange or entered into a merger whereby holders of the Company’s common stock receive listed securities of another issuer or (3) the Company’s Advisory Agreement was terminated or not renewed (other than for “cause” as defined in the Advisory Agreement), each of the above is referred to as a “Triggering Event.” Upon any of these Triggering Events, each share of Class A Convertible Stock would have been converted into a number of shares of the Company’s common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) the “Class A Enterprise Value” plus the aggregate value of the Distributions paid to date on the Common Equity exceeded (ii) the aggregate purchase price paid by stockholders for the Common Equity plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the Common Equity as of the date of the Triggering Event, divided by (B) the Class A Enterprise Value divided by the number of the Company’s outstanding common shares on an as-converted basis as of the date of Triggering Event.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

As discussed in Note 1 (Organization and Business), in connection with the Internalization Transaction, the Company repurchased all of the Class A Convertible Stock from the Former Advisor for $1,000.

Preferred Stock

The Charter provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of September 30, 2021 and December 31, 2020, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per share under the DRP initially was $14.25. On March 9, 2021 and April 17, 2020, the Company’s board of directors approved a price per share for the DRP of $15.55 and $15.23, effective April 1, 2021 and May 1, 2020, respectively, in connection with the determination of an estimated value per share of the Company’s common stock.

No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash.

Suspension and Contingent Termination of the DRP

In connection with the approval of the IRT Mergers, on July 26, 2021, the Company announced that the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the DRP as of the effective time of the Company Merger. The Company’s board of directors, including all of the Company’s independent directors, also voted to suspend the DRP, effective as of the 10th day after notice was provided to stockholders.

As a result of the suspension of the DRP, any distributions paid after the distribution payment date in August 2021 were paid to the Company’s stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. The suspension of the DRP did not affect the payment of distributions to stockholders who previously received their distributions in cash.

Share Repurchase Plan and Redeemable Common Stock

The Company’s share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

In connection with the announcement of the then-proposed Mergers, on August 5, 2019, the Company’s board of directors approved the Amended & Restated SRP, which became effective September 5, 2019, and applied with repurchases made on the repurchase dates subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, the Company only repurchased shares of common stock in connection with the death or qualifying disability (as defined in the Amended & Restated SRP) of a stockholder. Repurchases pursuant to the Amended & Restated SRP were limited to $2,000,000 per quarter.

On March 3, 2020, in connection with the closing of the Mergers, the Company’s board of directors amended the Amended & Restated SRP to: (1) allow all stockholders to request repurchases (as opposed to death and disability only), (2) limit the amount of shares repurchased pursuant to the Amended & Restated SRP each quarter to $4,000,000 and (3) set the repurchase price in all instances (including death and disability) to an amount equal to 93% of the most recent publicly disclosed estimated value per share. The $4,000,000 quarterly limit was first in effect on the repurchase date at April 30, 2020, with respect to repurchases for the three months ended March 31, 2020, but was limited to death and disability only. The Amended & Restated SRP was open to all repurchase requests beginning April 1, 2020.

On January 12, 2021, the board of directors further amended the Amended & Restated SRP. The amendment (1) limited repurchase requests to death and qualifying disability only and (2) set a $3,000,000 per calendar quarter limit on the amount of repurchases by the Company. The amendment took effect 30 days from January 14, 2021, and was in effect on April 30, 2021, the Repurchase Date (as defined below), with respect to repurchases for the fiscal quarter ending March 31, 2021. Share repurchase requests that did not meet the requirements for death and disability were cancelled (including any requests received during the first fiscal quarter of 2021). Prior to the suspension of the SRP discussed below, the share repurchase price was $14.46 per share, which represented 93% of the most recently published estimated value per share of $15.55.

In connection with the approval of the IRT Mergers, on July 26, 2021, the Company announced that the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the Amended & Restated SRP as of the effective time of the Company Merger. The Company’s board of directors, including all of the Company’s independent directors, also voted to indefinitely suspend the Amended & Restated SRP effective as of the 30th day after notice was provided to stockholders. In addition, as a result of the suspension of the Amended & Restated SRP, the Company will not process or accept any requests for redemption received after July 26, 2021.

Prior to the March 3, 2020 amendments (described above), the share repurchase price was further reduced based on how long the stockholder had held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

________________

(1) As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)  The “Share Repurchase Price” equaled 93% of the most recently publicly disclosed estimated value per share determined by the Company’s board of directors.

(3)The required one-year holding period did not apply to repurchases requested within two years after the death or disability of a stockholder.

(4)The purchase price per share for shares repurchased upon the death or disability of a stockholder was equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the Amended & Restated SRP was further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the Repurchase Date (defined below) as a result of the sale of one or more of the Company’s assets that constituted a return of capital as a result of such sales.

Repurchases of shares of the Company’s common stock were made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests were honored approximately 30 days following the end of the applicable quarter (“Repurchase Date”). Stockholders could withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

The Company was not obligated to repurchase shares of its common stock under the Amended & Restated SRP. In no event did repurchases under the Amended & Restated SRP exceed 5% of the weighted average number of shares of common stock outstanding during the prior calendar year or the $3,000,000 limit for any quarter put in place by the Company’s board of directors. There was no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Amended & Restated SRP. As of September 30, 2021 and December 31, 2020, the Company had recorded $0 and $4,000,000, respectively, which represented 0 and 282,477 (pursuant to the Amended & Restated SRP) shares of common stock, respectively, in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

During the three and nine months ended September 30, 2021, the Company repurchased a total of 195,627 and 637,272 shares with a total repurchase value of $2,828,761 and $9,130,324, and received requests for repurchases of 0 and 345,303 shares with a total repurchase value of $0 and $4,993,073, respectively.

During the three and nine months ended September 30, 2020, the Company repurchased a total of 282,483 and 484,684 shares with a total repurchase value of $4,000,000 and $6,907,827, and received requests for the repurchase of 1,568,908 and 4,382,676 shares with a total repurchase value of $22,215,732 and $62,058,686, respectively.

The Company could not guarantee that the funds set aside for the Amended & Restated SRP would be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company did not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests had been submitted for death and disability, repurchase requests were paid on a pro rata basis up to the $3,000,000 quarterly cap.

Distributions

The Company’s long-term goal is to pay distributions solely from cash flow from operations. However, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at times during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. The Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances. The Company has not established a limit on the amount of proceeds it may use to fund distributions from sources other than cash flow from operations. If the Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available and stockholders’ overall return on their investment in the Company may be reduced.

To maintain the Company’s qualification as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of its REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Distributions Declared and Paid

The Company’s board of directors approved a cash distribution that accrued at a rate of $0.002466 per day for each share of the Company’s common stock during the month ended January 31, 2021, which, if paid over a 365-day period is equivalent to $0.90 per share. On January 12, 2021, the Company’s board of directors approved a cash distribution that accrues at a rate of $0.001438 per day for each share of the Company’s common stock for the period commencing on February 1, 2021 and ending on February 28, 2021, which was extended for the months of March through September, 2021, and which, if paid over a 365-day period is equivalent to $0.525 per share. The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at this rate or at all.

The following tables reflect distributions declared and paid to common stockholders and Class A-2 and Class B OP Unit holders (collectively, the “Noncontrolling Interest OP Unit Holders”) for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Common Stockholders	Noncontrolling Interest OP Unit Holders	Total	Common Stockholders	Noncontrolling Interest OP Unit Holders	Total
DRP distributions declared (in shares)	67,112	—	67,112	515,952	—	515,952
DRP distributions declared (value)	$1,043,598	$—	$1,043,598	$7,942,867	$—	$7,942,867
Cash distributions declared	13,541,606	940,119	14,481,725	38,831,290	3,016,024	41,847,314
Total distributions declared	$14,585,204	$940,119	$15,525,323	$46,774,157	$3,016,024	$49,790,181

DRP distributions paid (in shares)	132,177	—	132,177	634,155	—	634,155
DRP distributions paid (value)	$2,055,356	$—	$2,055,356	$9,764,448	$—	$9,764,448
Cash distributions paid	12,531,553	940,119	13,471,672	40,379,699	3,516,645	43,896,344
Total distributions paid	$14,586,909	$940,119	$15,527,028	$50,144,147	$3,516,645	$53,660,792

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Common Stockholders	Noncontrolling Interest OP Unit Holders	Total	Common Stockholders	Noncontrolling Interest OP Unit Holders	Total
DRP distributions declared (in shares)	352,345	—	352,345	1,028,773	—	1,028,773
DRP distributions declared (value)	$5,366,210	$—	$5,366,210	$15,865,995	$—	$15,865,995
Cash distributions declared	19,455,686	668,742	20,124,428	48,772,528	832,056	49,604,584
Total distributions declared	$24,821,896	$668,742	$25,490,638	$64,638,523	$832,056	$65,470,579

DRP distributions paid (in shares)	352,832	—	352,832	1,023,791	—	1,023,791
DRP distributions paid (value)	$5,373,636	$—	$5,373,636	$15,857,249	$—	$15,857,249
Cash distributions paid	19,567,958	144,650	19,712,608	45,434,671	307,964	45,742,635
Total distributions paid	$24,941,594	$144,650	$25,086,244	$61,291,920	$307,964	$61,599,884

As of September 30, 2021 and December 31, 2020, $5,061,360 and $8,931,971 of distributions declared were payable, which included $0 and $1,821,581, or 0 shares and 119,605 shares of common stock, attributable to the DRP, respectively.

As reflected in the table above, for the three and nine months ended September 30, 2021 and 2020, the Company paid total distributions of $15,527,028 and $53,660,792, respectively, and $25,086,244 and $61,599,884, respectively.

9.         Noncontrolling Interest

Noncontrolling interests represent operating partnership interests in the Operating Partnership of which the Company is the general partner.

Class A-2 Operating Partnership Units

Class A-2 OP Units were issued as part of the consideration to purchase VV&M Apartments. STAR III OP, the Company’s then-indirect subsidiary, agreed to acquire the 310 unit multifamily property located in Dallas, Texas known as VV&M Apartments for an aggregate purchase price of $59,250,000, pursuant to the terms of a Contribution Agreement, dated as of March 20, 2020 (the “Contribution Agreement”), by and among STAR III OP, as Purchaser, and VV&M. On April 21, 2020 (the “VV&M Closing Date”), VV&M contributed the VV&M Apartments to STAR III OP, and STAR III OP issued 948,785 Class A-2 OP Units at an estimated value per unit of $15.23, the fair value determined at the date of transaction, or $14,450,000 in the aggregate, to VV&M, all in accordance with the Contribution Agreement.

On the VV&M Closing Date, STAR III OP and VV&M entered into the Second A&R Partnership Agreement. The Second A&R Partnership Agreement allows for VV&M to request STAR III OP to: (1) repurchase the outstanding Class A-2 OP Units after five years from the VV&M Closing Date (the “Put”), or (2) convert the Class A-2 OP Units into shares of common stock of the Company. STAR III OP has the right to repurchase the Class A-2 OP Units after five years from the VV&M Closing

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Date and can exercise its option to settle the Put in shares of common stock of the Company. The Class A-2 OP Units receive distributions at the same rate paid to holders of the Company’s common stock and are allocated a share of the income or loss on a pro rata basis of the then-three operating partnerships combined. The Company has evaluated the terms of the Second A&R Partnership Agreement and in accordance with ASC 480, determined that the Class A-2 OP Units are properly recognized as permanent equity on the consolidated balance sheets.

On August 28, 2020, STAR III OP merged with and into the Operating Partnership, and VV&M owns the Class A-2 operating partnership units in the Operating Partnership pursuant to the Operating Partnership Agreement on substantially the same terms described above.

Class B Operating Partnership Units

Class B OP Units were issued as consideration in the Internalization Transaction as discussed in Note 1 (Organization and Business). The Class B OP Units were valued at $15.23 per unit at the time of the transaction. On August 31, 2020, the date of the Internalization Closing, the Company, VV&M, STAR OP and SRI entered into the Operating Partnership Agreement. The Operating Partnership Agreement includes a provision that allows for SRI to request the repurchase of all outstanding Class B OP Units, one year from the date of the Internalization Closing; however, under the terms of the Contribution & Purchase Agreement, SRI is precluded from redeeming or transferring the Class B OP Units for two years from the date of the Internalization Closing. The Operating Partnership Agreement also includes a provision for the Company to settle the repurchase request in shares of the Company’s common stock rather than in cash, in its sole discretion as the general partner of the Operating Partnership. The Class B OP Units receive distributions at the same rate paid to holders of the Company’s common stock and are allocated a share of the Operating Partnership and its subsidiaries’ net income or losses on a pro rata basis. The Company has evaluated the terms of the Operating Partnership Agreement and in accordance with ASC 480, determined that the Class B OP Units are properly recognized as permanent equity on the consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

As of September 30, 2021, noncontrolling interests were approximately 6.06% of total shares and 6.05% of weighted average shares outstanding (both measures assuming Class A-2 OP Units and Class B OP Units were converted to common stock). The changes in the carrying amount of noncontrolling interests consisted of the following for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Beginning balance Class A-2 OP Units	$12,749,653	$14,450,000	$13,219,354	$—
Issuance of Class A-2 OP Units	—	—	—	14,450,000
Loss allocated to Class A-2 OP Units	(134,005)	(700,327)	(326,469)	(537,013)
Distributions to Class A-2 OP Units	(125,552)	(214,642)	(402,787)	(377,956)
Beginning balance Class B OP Units	88,055,573	93,750,000	91,103,305	93,750,000
Loss allocated to Class B OP Units	(869,670)	(144,326)	(2,118,734)	(144,326)
Distributions to Class B OP Units	(814,567)	(454,100)	(2,613,237)	(454,100)
Noncontrolling interests ending balance	$98,861,432	$106,686,605	$98,861,432	$106,686,605

10.          Related Party Arrangements

Prior to the Internalization Closing on August 31, 2020, the Former Advisor was the Company’s advisor and, as such, supervised and managed the Company’s day-to-day operations and selected the Company’s real property investments and real estate-related assets, subject to oversight by the Company’s board of directors. The Former Advisor also provided marketing, sales and client services on the Company’s behalf. The Former Advisor is owned by SRI, the Company’s former sponsor. Mr. Emery, the Company’s Chairman of the board of directors and Chief Executive Officer, owns a 48.6% interest in Steadfast Holdings, the largest owner of SRI. Ms. del Rio, the Company’s former Secretary and an affiliated director, owns a 6.3% interest in Steadfast Holdings. From 2014 to 2020, Ms. Neyland, the Company’s President, Chief Financial Officer and Treasurer, earned an annual 5% profits interest from Steadfast Holdings. Ms. Neyland’s profits interest was terminated in November 2020.

During the eight months ended August 31, 2020, all of our other officers and directors, other than our independent directors, were officers of our Former Advisor and officers, limited partners and/or members of our former sponsor and other affiliates of our Former Advisor.

Prior to the Internalization Closing, the Company and the Operating Partnership operated pursuant to the Advisory Agreement with the Former Advisor. Pursuant to the Advisory Agreement, the Company was obligated to pay the Former Advisor specified fees upon the provision of certain services, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company was also obligated to reimburse the Former Advisor and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

its affiliates for organization and offering costs incurred by the Former Advisor and its affiliates on behalf of the Company, as well as acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Summarized below are the related party transactions incurred by the Company for the three and nine months ended September 30, 2021 and 2020, respectively, and any related amounts payable and (receivable) as of September 30, 2021 and December 31, 2020:

	Incurred (Received) For the		Incurred (Received) For the		Payable (Receivable) as of
	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2021	2020	2021	2020	Sep 30, 2021	Dec 31, 2020
Consolidated Statements of Operations:
Expensed
Investment management fees (1)	$—	$5,648,468	$—	$19,537,998	$—	$—
Due diligence costs (2)	300	10,270	37,466	11,381	300	102,301
Loan coordination fees (1)	—	—	—	1,605,652	—	—
Disposition fees (3)	—	256,000	—	594,750	—	—
Disposition transaction costs (3)	—	—	—	5,144	—	—
Property management:
Fees (1)	4,158	1,618,611	12,708	5,484,468	1,269	5,585
Reimbursement of onsite personnel (4)	—	4,926,692	—	17,402,120	—	—
Reimbursement of other (1)	—	1,182,636	—	3,958,226	—	—
Reimbursement of property operations (4)	—	42,026	9,168	230,225	—	—
Reimbursement of property G&A (2)	—	30,480	—	114,696	—	—
Other operating expenses (2)	358,643	1,134,085	1,221,329	2,798,549	22,148	158,723
Reimbursement of personnel benefits and other costs (5)	41,390	470,925	153,752	470,925	28,006	20,457
Insurance proceeds (6)	—	—	—	(150,000)	—	—
Property insurance (6)	—	9,214	—	2,449,166	—	—
Earned
Rental revenue (7)	—	(12,133)	—	(53,162)	—	—
Transition services agreement income (6)	(7,884)	(62,000)	(22,415)	(62,000)	(10,309)	(103,552)
SRI Property management agreement income (6)	(366,966)	(71,446)	(929,725)	(71,446)	(120,408)	(77,760)
Other reimbursement income under the SRI property management agreements (6)	(134,247)	(38,487)	(345,779)	(38,487)	—	(21,980)
Reimbursement of onsite personnel income under the SRI property management agreements (6)	(1,065,967)	(218,166)	(3,241,507)	(218,166)	(116,338)	(173,927)
SRI construction management fee income (6)	(47,032)	—	(111,937)	—	(16,222)	—
Consolidated Balance Sheets:
Net assets acquired in internalization transaction (8)	—	123,236,646	—	123,236,646	—	—
Sublease security deposit (9)	—	85,000	—	85,000	(85,000)	(85,000)
Deferred financing costs (10)	—	—	—	49,050	—	—
Capitalized to Real Estate
Capitalized development services fee (11)	173,303	151,071	173,303	453,213	173,303	50,357
Capitalized investment management fees (11)	—	78,053	—	257,721	—	—
Capitalized development costs (11)	900	—	2,500	3,030	—	—
Acquisition expenses (12)	—	36,470	—	426,389	—	—
Acquisition fees (12)	—	—	—	17,717,639	—	—

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Loan coordination fees (12)	—	—	—	8,812,071	—	—
Construction management:
Fees (13)	—	153,826	—	536,098	—	—
Reimbursement of labor costs (13)	—	70,238	—	236,477	—	—
	Incurred (Received) For the		Incurred (Received) For the		Payable (Receivable) as of
	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2021	2020	2021	2020	Sep 30, 2021	Dec 31, 2020
Additional paid-in capital
Distributions to Class B OP Unit holders(14)	$814,567	$454,378	$2,613,238	$454,378	$265,620	$469,236
Issuance of Class B OP Units (15)	—	93,750,000	—	93,750,000	—	—
Redemption of convertible stock (15)	—	1,000	—	1,000	—	—
	$(228,835)	$232,943,857	$(427,899)	$300,088,751	$142,369	$344,440

__________________

1)

Included in fees to affiliates in the accompanying consolidated statements of operations. Property management fees of $4,158 relate to compliance fees incurred under a compliance agreement with the Former Property Manager, as defined below, to follow certain tax compliance procedures with respect to the leasing of apartment homes to qualified residents.

2)

Included in general and administrative expenses in the accompanying consolidated statements of operations. Due diligence costs of $300 represent acquisition expenses related to the Company’s real estate projects that did not come to fruition and which were incurred by an affiliate of SIP on behalf of the Company. Other operating expenses of $358,643 relate to sublease rental expenses of $280,186 and $78,457 of expenses related to information systems costs incurred by SIP on behalf of the Company.

3)	Included in gain on sale of real estate, net in the accompanying consolidated statements of operations.
4)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
5)

Represents reimbursements of miscellaneous employee related costs to SIP for the period when benefits were administered by SIP. The employer benefit cost portion is included in general and administrative expenses in the accompanying consolidated statements of operations.

6)	Included in other income in the accompanying consolidated statements of operations.
7)	Included in rental income in the accompanying consolidated statements of operations.
8)	In connection with the Internalization Transaction, the Company became self-managed and acquired the advisory,

asset management and property management business of the Former Advisor resulting in the recognition of net assets assumed in the Internalization Transaction of $123,236,646, which consists of goodwill of $125,220,448, other assets of $2,717,634 and accounts payable and accrued liabilities of $4,701,436, all of which are included in the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

9)	Included in other assets in the accompanying consolidated balance sheets.
10)	Included in notes payable, net in the accompanying consolidated balance sheets.
11)	Included in real estate held for development in the accompanying consolidated balance sheets.
12)	Included in total real estate, net in the accompanying consolidated balance sheets.
13)	Included in building and improvements in the accompanying consolidated balance sheets.
14)	Included in cumulative distributions and net losses in the accompanying consolidated balance sheets.
15)

In connection with the Internalization Transaction, in exchange for acquiring the advisory, asset management and property management business of the Former Advisor and its affiliates, the Company paid its former sponsor, total consideration of $124,999,000 which consists of $31,249,000 in cash consideration and 6,155,613.92 of Class B OP Units valued at $15.23 per unit or $93,750,000. The Class B OP Units are included within noncontrolling interests in the accompanying consolidated balance sheets. In addition, the Company purchased all of the Class A convertible shares of the Company held by the Former Advisor for $1,000.

Investment Management Fee

Prior to the completion of the Mergers on March 6, 2020, the Company paid the Former Advisor a monthly investment management fee equal to one-twelfth of 1.0% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each investment in real property or real estate related asset acquired through a joint venture. The investment management fee is calculated including the amount actually paid or budgeted to fund acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. Following the completion of the Mergers and until the Internalization Closing, the Company paid the Former Advisor a monthly investment management fee, which was calculated on the same basis as described above, and payable 50% in cash and 50% in shares of the Company’s common stock. Investment management fees paid in shares, included in fees to affiliates in the accompanying consolidated statements of operations were $0 for each of the three and nine months ended September 30, 2021, and $4,328,191 and $8,367,340 for the three and nine months ended September 30, 2020, respectively.

Following the Internalization Closing, investment management fees paid by the Company are intercompany transactions and are eliminated in consolidation.

Acquisition Fees and Expenses

Prior to the completion of the Mergers, the Company paid the Former Advisor an acquisition fee equal to 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e. value-enhancement) of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimbursed the Former Advisor for amounts directly incurred by the Former Advisor and amounts the Former Advisor paid to third parties in connection with the selection, evaluation, acquisition and development of a property or

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

acquisition of real estate-related assets, whether or not the Company ultimately acquired the property or the real estate-related assets. Following the completion of the Mergers and until the Internalization Closing, the Company paid the Former Advisor an acquisition fee of 0.5%, which was calculated on the same basis as above. In connection with the Mergers, the Company paid the Former Advisor an acquisition fee of $16,281,487, which was capitalized to the acquired real estate and investment in unconsolidated joint venture in the accompanying consolidated balance sheets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 4.5% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 4.5% of the contract purchase price.

Following the Internalization Closing, acquisition fees and expenses paid by the Company are intercompany transactions and are eliminated in consolidation.

Loan Coordination Fee

Prior to the completion of the Mergers, the Company paid the Former Advisor or its affiliate a loan coordination fee equal to 1.0% of the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any debt financing or refinancing (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), the Company paid the Former Advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced. In some instances, the Company and the Former Advisor agreed to a loan coordination fee of $100,000  per loan refinanced.

Following the completion of the Mergers and until the Internalization Closing, the Company paid the Former Advisor or one of its affiliates, in cash, the loan coordination fee equal to 0.5% of (1) the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of any type of real estate asset or real estate-related asset acquired directly or (2) the Company’s allocable portion of the purchase price and therefore the related debt in connection with the acquisition or origination of any type of real estate asset or real estate-related asset acquired through a joint venture. In connection with the Mergers, the Company paid the Former Advisor a loan coordination fee of $7,910,205, which was capitalized to the acquired real estate and investment in unconsolidated joint venture in the accompanying consolidated balance sheets.

As compensation for services rendered in connection with any financing or the refinancing of any debt (in each case, other than at the time of the acquisition of a property), the Company also paid the Former Advisor or one of its affiliates, in the form of shares equal to such amount, a loan coordination fee equal to 0.5% of the amount refinanced or the Company’s proportionate share of the amount refinanced in the case of investments made through a joint venture. No loan coordination fee was paid in shares to the Company’s Former Advisor during the three and nine months ended September 30, 2021. Loan coordination fees of $0 and $1,116,700 were paid in shares to the Company’s Former Advisor for each of the three and nine months ended September 30, 2020, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Following the Internalization Closing, loan coordination fees paid by the Company are intercompany transactions and are eliminated in consolidation.

Property Management Fees and Expenses

Prior to the Internalization Closing, the Company was party to property management agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of SRI (the “Former Property Manager”), in connection with the management of each of the Company’s properties. Pursuant to each Property Management Agreement, the Company paid the Former Property Manager a monthly management fee equal to a range from 2.5% to 3.5% of each property’s gross revenues (as defined in the respective Property Management Agreements) for each month, as determined by the Former Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors. Each Property Management Agreement had an initial one-year term and continued thereafter on a month-to-month basis unless either party gave 60 days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company could terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Former Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Former Property Manager.

In addition to the property management fee, the Property Management Agreements also specified certain other reimbursements payable to the Former Property Manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures supervision. The Company also reimbursed the Former Property Manager for the salaries and related benefits of on-site property management employees.

In connection with the Internalization Transaction, the Company terminated its existing property-level property management agreements with the Former Property Manager. Following the Internalization Closing, property management fees paid by the Company are intercompany transactions and are eliminated in consolidation.

Construction Management Fees and Expenses

Prior to the Internalization Closing, the Company was party to construction management agreements (each, a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of SRI (the “Former Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquired. The construction management fee payable with respect to each property under the Construction Management Agreements ranged from 6.0% to 12.0% of the costs of the improvements for which the Construction Manager had planning and oversight authority. Generally, each Construction Management Agreement could have been terminated by either party with 30 days’ prior written notice to the other party. Construction management fees were capitalized to the respective real estate properties in the period in which they were incurred as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.

The Company also reimbursed the Former Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

In connection with the Internalization Transaction, the Company terminated its existing Construction Management Agreements with the Former Construction Manager.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Development Services

The Company is a party to a development services agreement (the “Development Services Agreement”) with Steadfast Multifamily Development, Inc., an affiliate of SRI (the “Developer”), in connection with certain development projects, pursuant to which the Developer  receives a development fee and reimbursement for certain expenses for overseeing the development project. The Company entered into a Development Services Agreement with the Developer in connection with the Garrison Station, the Arista at Broomfield and the Flatirons development projects that provide for a development fee equal to 4% of the hard and soft costs of the development project (as defined in the applicable Development Services Agreement) as specified in the Development Services Agreement. 75% of the development fee is paid in 14 monthly installments and the remaining 25% is paid upon delivery of a certificate of occupancy by the Developer to the Company.

On August 12, 2021, the Company and the Developer entered into an amendment to the Development Services Agreement in connection with certain development projects which (1) added an incentive fee of 1% (not to exceed $350,000) of the hard and soft costs, less the cost of the land, related acquisition costs and city permits and fees to the development services fee at Garrison Station and (2) clarified final development fees at the Arista at Broomfield and Flatirons development projects are based on final actual costs.

Property Insurance

Prior to the Internalization Closing, the Company deposited amounts with an affiliate of SRI, the Company’s former sponsor, to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities of the Company’s former sponsor. Upon filing a major claim, proceeds from the insurance deductible account could be used by the Company or another affiliate of SRI. In addition, the Company deposited amounts with an affiliate of the Company’s former sponsor to cover the cost of property and property related insurance across certain properties of the Company. As a result of the Internalization Transaction, the Company is no longer party to the insurance deductible arrangement with any affiliates of the Former Sponsor.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Former Advisor, the Company was obligated to pay directly or reimburse all expenses incurred by the Former Advisor in providing services to the Company, including the Company’s allocable share of the Former Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company was not to  reimburse the Former Advisor for employee costs in connection with services for which the Former Advisor or its affiliates received acquisition fees or disposition fees or for the salaries the Former Advisor paid to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company was to reimburse the Former Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Former Advisor; provided, however, that the Company did not reimburse the Former Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. The Former Advisor was obligated to reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceeded the  2%/25%

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Limitation, unless approved by the independent directors. For purposes of determining the  2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts reserves or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of the Former Advisor’s overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

As of September 30, 2021, the Company’s total operating expenses, as defined above, did not exceed the  2%/25% Limitation.

Disposition Fee

Prior to the completion of the Mergers, if the Former Advisor or its affiliates provided a substantial amount of services in connection with the sale of a property or real estate-related asset as determined by a majority of the Company’s independent directors, the Company paid the Former Advisor or its affiliates a fee equivalent to one-half of the brokerage commissions paid, but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold. Following the completion of the Mergers and until the Internalization Closing, the disposition fee payable to the Former Advisor was one-half of the brokerage commissions paid, but in no event to exceed 0.5% of the sales price of each property or real estate-related asset sold.

To the extent the disposition fee was paid upon the sale of any assets other than real property, it was included as an operating expense for purposes of the 2%/25% Limitation.

Following the Internalization Closing, disposition fees paid by the Company are intercompany transactions and are eliminated in consolidation.

Class A Convertible Stock

In connection with the Mergers, the Company and the Former Advisor exchanged the then outstanding Convertible Stock for the new Class A Convertible Stock. The Class A Convertible Stock would convert into shares of the Company’s common stock if (1) the Company had made total Class A Distributions equal to the original issue price of the Common Equity, plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) the Company listed its common stock for trading on a national securities exchange or entered into a merger whereby holders of the Company’s common stock received listed securities of another issuer or (3) the Company’s Advisory Agreement was terminated or not renewed (other than for “cause” as defined in the Advisory Agreement). Upon any of these Triggering Events, each share of Class A Convertible Stock would have been converted into a number of shares of the Company’s common stock equal to

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) the Class A Enterprise Value plus the aggregate value of the Class A Distributions paid to date on the Common Equity exceeds (ii) the aggregate purchase price paid by stockholders for the Common Equity plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the Common Equity as of the date of the Triggering Event, divided by (B) the Class A Enterprise Value divided by the number of the Company’s outstanding common shares on an as-converted basis as of the date of Triggering Event. In connection with the Internalization Transaction, the Company repurchased the Class A Convertible Stock for $1,000. See Note 8 (Stockholders’ Equity) for details.

Ancillary Internalization Transaction Agreements

Transition Services Agreement

As a condition to Internalization Closing, on August 31, 2020, the Company and SIP entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, commencing on August 31, 2020 until March 31, 2021, which was subsequently extended through December 16, 2021, unless earlier terminated pursuant to the Transition Services Agreement, SIP will continue to provide certain operational and administrative support at cost plus 15% to the Company, which may include support relating to, without limitation, shared legal, and tax support as set forth in the Transition Services Agreement. Similarly, the Company agreed to provide certain services to SIP and its affiliates at cost plus 15%, which may include acquisition, disposition and financing support, legal support, shared information technology and human resources.

SRI Property Management Agreements

In connection with the Internalization Transaction, the Company terminated its existing property-level property management agreements with the Former Property Manager. On August 31, 2020, SRS, entered into the SRI Property Management Agreements with an affiliate of SRI to provide property management services in connection with certain properties owned by SIP or its affiliates (each a “Property Owner” and collectively, the “Property Owners”). Pursuant to each SRI Property Management Agreement, SRS received a monthly management fee equal to 2.0% of each property’s gross collections for such month (“Gross Collections”). On April 23, 2021, SRS entered into amendments to the SRI Property Management Agreements with affiliates of SRI to (1) provide that SRS is responsible for providing accounting services for the properties owned by the Property Owners and (2) increase the property management fee from 2.0% to 3.0% of Gross Collections. Each SRI Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless the Property Owner terminates the SRI Property Management Agreement with 60 days’ prior written notice or upon the determination of gross negligence, willful misconduct or bad acts of SRS or its employees with 30 days’ prior written notice to SRS. After the first one-year term, either party may terminate the SRI Property Management Agreement in the event of a material breach that remains uncured for a period of 30 days after written notification of such breach. As of September 30, 2021 and December 31, 2020, the Company recognized the SRI Property Management Agreements asset, net of $0 and $543,332 within other assets on the accompanying consolidate balance sheets. The SRI Property Management Agreement asset was fully amortized as of September 30, 2021.

In addition to the property management fee earned by SRS, the SRI Property Management Agreements also specify certain other reimbursements payable to SRS for benefit administration, information technology infrastructure, licenses, support and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

training services. SRS is also reimbursed for the salaries and related benefits of on-site property management employees at certain properties owned by SIP or its affiliates.

On October 1, 2021, Steadfast Companies, on behalf of each Property Owner, provided written notice to terminate the SRI Property Management Agreements no later than December 30, 2021.

SRI Construction Management Agreements

On September 1, 2020, SRS, entered into the SRI construction management agreements with an affiliate of SRI (the “SRI Construction Management Agreements”) to provide construction management services in connection with certain properties owned by SIP or its affiliates. Pursuant to each SRI Construction Management Agreement, SRS will receive a construction management fee equal to 7.5% of the total project costs. In addition, SRS will be reimbursed for all agreed upon costs associated with staffing. Each SRI Construction Management Agreement may be terminated by either party with the delivery of a 30-day written notice to the other party.

Registration Rights Agreement

As a condition to the Internalization Closing, on August 31, 2020, the Company, the Operating Partnership and SRI entered into a registration rights agreement (the “Registration Rights Agreement”). Upon the terms and conditions in the Operating Partnership Agreement, the Class B OP Units are redeemable for shares of the Company’s common stock. Pursuant to the Contribution & Purchase Agreement, SRI (or any successor holder) may not transfer the Class B OP Units until August 31, 2022 (the “Lock-Up Expiration”). Beginning on the fifth anniversary of the Internalization Closing, SRI (or any successor holder) may request the Company to register for resale under the Securities Act of 1933, as amended, shares of the Company’s common stock issued or issuable to such holder. The Company agreed to use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. The Company has agreed to cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants SRI (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.

Non-Competition Agreement

As a condition to the Internalization Closing, on August 31, 2020, the Company entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Rodney F. Emery, the largest indirect owner of SRI and the Company’s Chairman of the board of directors and Chief Executive Officer, providing that from the date of the Internalization Closing until the date that is 30 months from August 31, 2020 (the “Restricted Period”), in general, Mr. Emery shall not, directly or indirectly, (i) solicit certain employees or service providers of the Company, subject to certain exceptions, or (ii) solicit certain customers, vendors, suppliers, agents, partners or other similar parties with the purpose of causing such parties or their affiliates to cease doing business with the Company or otherwise interfere with the Company’s business relationships with third parties.

During the Restricted Period, Mr. Emery, subject to limited exceptions provided in the Non-Competition Agreement, in general (i) shall not, and shall cause his respective affiliates not to, engage in the business of managing, operating, directing and supervising the operations and administration of multifamily assets of the class and type owned by the Company as of August

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

31, 2020 (the “Assets”) (such business activities described in this subsection (i) being the “Restricted Business”), (ii) shall, consistent with past practice, present each opportunity and investment fully and accurately to the Company’s board of directors prior to his or his affiliates acquisition of any Assets and only make such investment on behalf of himself or his affiliates if the Company’s board of directors declines the opportunity; and (iii) shall not engage with or otherwise acquire an interest in, directly or indirectly, any business or enterprise that primarily engage in the Restricted Business in an area within a two-mile radius of each Asset owned or managed by the Company as of the Internalization Closing.

Further, each of SRS, the Company and the Operating Partnership agreed that, in general, during the Restricted Period, each will not solicit any employee of SRI or its affiliates or attempt to assist any such employee to enter into any other consulting or business relationship with SRS, the Company and the Operating Partnership, subject to certain limitations.

Sub-Lease

In connection with the Internalization Transaction, SRS, an indirect subsidiary of the Company, entered into a sub-lease agreement (the “Sub-Lease”) with the Former Property Manager on September 1, 2020, for its headquarters in Irvine, California. The Sub-Lease also includes certain furniture and fixtures, that will become the property of SRS at the end of the lease term. As of September 30, 2021, the Sub-Lease has a remaining lease term of eight months with no option to renew. The monthly sub-lease expense is recognized on a straight line basis over the remaining term of the the Sub-Lease. As of September 30, 2021 and December 31, 2020, as it pertains to the Sub-Lease of the office space, the Company recorded an operating lease ROU asset, net of $637,194 and $1,339,591 and an operating lease liability, net of $648,057 and $1,346,835, respectively. As of September 30, 2021 and December 31, 2020, as it pertains to the Sub-Lease of the furniture and fixtures, the Company recognized a finance lease ROU asset, net of $7,665 and $16,845 and a finance lease liability, net of $8,098 and $17,020, respectively. For the three and nine months ended September 30, 2021, the Sub-Lease expense related to the office space was $241,549 and $724,647, respectively, and for the furniture and fixtures $3,125 and $9,438, respectively. For the three and nine months ended September 30, 2020, the Sub-Lease expense related to the office space and the furniture and fixtures was $80,517 and $47, respectively. See Note 15 (Leases) for further details about the Company’s leases.

Certain Conflict Resolution Procedures

Every transaction that the Company enters into with its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing the Company’s rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between the Company and the Company’s affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between the Company and the related party is fair and reasonable to the Company and has terms and conditions no less favorable to the Company than those available from unaffiliated third parties.

11.          Incentive Award Plan and Independent Director Compensation

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The Company’s Incentive Award Plan provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.

Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of the Company’s independent directors received 3,333 shares of restricted common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors receives 3,333 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 1,666 shares of restricted common stock.

On March 6, 2020, the Company granted 3,333 shares of restricted common stock pursuant to the independent directors’ compensation plan to each of its two newly elected independent directors. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in 3 equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company. These restricted stock awards entitle the holders to participate in distributions even if the shares are not fully vested.

On September 15, 2020, the Company’s board of directors approved an amendment to the independent directors’ compensation plan, which is described in more detail below. On December 3, 2020, the Company granted 4,924 shares of restricted common stock to each of its five independent directors pursuant to the Incentive Award Plan at a fair value of $15.23 per share in connection with their re-election to the board of directors at the Company’s annual meeting of stockholders. These shares generally vest in 2 equal annual installments beginning on the first anniversary of the date of grant and ending on the second anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.

The Company recorded a stock-based compensation expense of $85,579 and $211,915 for the three and nine months ended September 30, 2021, respectively, and $18,309 and $81,692 for the three and nine months ended September 30, 2020, respectively, related to the independent directors’ restricted common stock.

In addition to the stock awards, prior to September 15, 2020, the Company paid each of its independent directors an annual retainer of $55,000, prorated for any partial term (the audit committee chairperson received an additional $10,000 annual retainer, prorated for any partial term). The independent directors were also paid for attending meetings as follows: (i) $2,500 for each board meeting attended in person, (ii) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member, (iii) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended on any given day). In connection with meetings of the special committee, the independent directors received $1,000 for each teleconference meeting and $1,500 for each in-person meeting. All directors also receive

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.

Beginning September 15, 2020, the effective date of the amendment to the independent directors’ compensation plan, the Company pays each of its independent directors an annual retainer of $75,000 in cash and $75,000 in shares of restricted common stock, prorated for any partial term (the audit committee chairperson receives an additional $15,000 annual retainer, the compensation committee chairperson receives an additional $10,000 annual retainer, the investment committee chairperson receives an additional $10,000 annual retainer, the nominating and corporate governance committee chairperson receives an additional $10,000 annual retainer, and the lead independent director receives an additional $25,000 annual retainer, prorated for any partial term). The independent directors are also paid $2,000 for each in-person or telephonic board or committee meeting attended (not to exceed $4,000 for any one set of meetings attended on any given day). Further, directors may elect to receive any cash fees in fully-vested shares of common stock of the Company.

On July 16, 2021, the Company received a derivative demand letter addressed to the Company’s board of directors, purportedly sent on behalf of two stockholders, relating to the Internalization Transaction. The letter demanded that the Company’s board of directors appoint a committee to investigate the Internalization Transaction and, among other things, determine whether there exists any basis for the Company to pursue claims relating to that transaction, including for recovery of payments made in the transaction. In September 2021, the Company established the Demand Review Committee, comprised of two independent directors, to pursue the purported claims mentioned above. The Company agreed to pay each member of the Demand Review Committee a one-time retainer in the amount of $50,000, which is included in general and administrative expenses in the accompanying consolidated statements of operations.

Director compensation is an operating expense of the Company that, prior to the Internalization Closing, was subject to the operating expense reimbursement obligation of the Former Advisor discussed in Note 10 (Related Party Arrangements). The Company recorded an operating expense of $321,250 and $807,750 for the three and nine months ended September 30, 2021, respectively, and $228,750 and $765,750 for the three and nine months ended September 30, 2020, respectively, related to the independent directors’ annual cash retainer, attending board and committee meetings and a one-time retainer for the two independent directors serving on the Demand Review Committee, which is included in general and administrative expenses in the accompanying consolidated statements of operations. Upon signing the merger agreements, merger related acquisition expenses including $0 for each of the three and nine months ended September 30, 2021, and $0 and $3,000 for the three and nine months ended September 30, 2020, respectively, related to attending committee meetings, met the definition of capitalized expenses and were therefore capitalized in the accompanying consolidated balance sheets. As of September 30, 2021 and December 31, 2020, $321,250 and $209,250, respectively, related to the independent directors’ annual retainer paid in cash and board and committee meetings attendance is included in accounts payable and accrued liabilities in the consolidated balance sheets.

12.          Commitments and Contingencies

Economic Dependency

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Prior to the Internalization Closing, the Company was dependent on the Former Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. As a result of the Internalization Transaction, the Company became self-managed and acquired components of the advisory, asset management and property management operations of the Former Advisor by hiring the Transferring Employees (as defined in the Contribution & Purchase Agreement), who comprise the workforce necessary for the management and day-to-day real estate and accounting operations of the Company and the Operating Partnership. The Company’s own employees now provide the services that the Former Advisor provided, as described above.

As of September 30, 2021, the Company is developing a multifamily property known as Garrison Station consisting of nine residential buildings with 176 apartment homes with remaining commitments to fund of approximately $1,800,000 (inclusive of applicable construction loan obligations) and an estimated completion date in the fourth quarter of 2021. As of September 30, 2021, 160 of the 176 apartment homes were placed in service.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia and Dallas/Fort Worth, Texas apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its residents and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

13.          Earnings Per Share

The following table presents a reconciliation of net loss attributable to common stockholders and shares used in calculating basic and diluted loss per share, or EPS, for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(10,642,474)	$(36,913,412)	$(37,711,420)	$(99,819,162)
Less:
Distributions related to unvested restricted stockholders(1)	(43,359)	(16,066)	(124,447)	(20,840)
Numerator for loss per common share — basic	$(10,685,833)	$(36,929,478)	$(37,835,867)	$(99,840,002)
Weighted average common shares outstanding — basic and diluted(2)	109,901,506	109,663,583	109,898,905	95,714,116
Loss per common share — basic and diluted	$(0.10)	$(0.34)	$(0.34)	$(1.04)

_____________________

(1)Unvested restricted stockholders that have a right to participate in dividends declared on common stock are accounted for as participating securities and reflected in the calculation of basic and diluted EPS under the two-class method.

(2)The Company excluded all unvested restricted common shares outstanding issued to the Company’s independent directors and certain key employees, the Class A-2 OP Units and the Class B OP Units from the calculation of diluted loss per common share as the effect would have been antidilutive.

14.          Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at September 30, 2021 and December 31, 2020:

September 30, 2021
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	9/1/2022 - 8/1/2024	One-Month LIBOR	5	$269,300,350	0.08%	4.07%	$27,853

December 31, 2020
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	1/1/2021 - 7/1/2023	One-Month LIBOR	9	$407,935,350	0.14%	3.41%	$7,852

The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three and nine months ended September 30, 2021, resulted in an unrealized loss of $40,902 and $39,699, respectively, and for the three and nine months ended September 30, 2020, resulted in an unrealized loss of $29,093 and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

$56,287, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2021 and 2020, the Company acquired interest rate cap agreements of $47,500 and $59,700 and $20,000 and $67,000, respectively, and did not receive settlement proceeds. The Company also acquired interest rate cap agreements of $6,110 during the nine months ended September 30, 2020, in connection with the Mergers. The fair value of the interest rate cap agreements of $27,853 and $7,852 as of September 30, 2021 and December 31, 2020, respectively, is included in other assets on the accompanying consolidated balance sheets.

15.          Leases

Lessee

The Company leases office space, a parking garage, furniture, fixtures and office equipment. The Company has lease agreements with lease and non-lease components, which are generally accounted for separately from each other. A limited number of leases include options to renew or options to extend the lease term. The exercise of lease renewal options is at the Company’s sole discretion. The depreciable life of lease ROU assets are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The components of lease costs were as follows:

		Three Months Ended September 30,
Lease Cost	Classification	2021	2020
Operating Lease cost(1)	Operating, maintenance and management	$10,233	$11,340
Operating Lease cost(1)	General and administrative	241,549	80,516
Finance lease cost
Amortization of leased assets	Depreciation and amortization	3,060	1,020
Accretion of lease liabilities	Interest expense	65	47
Total lease cost		$254,907	$92,923

		Nine Months Ended September 30,
Lease Cost	Classification	2021	2020
Operating Lease cost(1)	Operating, maintenance and management	$26,746	$27,867
Operating Lease cost(1)	General and administrative	724,647	80,516
Finance lease cost
Amortization of leased assets	Depreciation and amortization	9,180	1,020
Accretion of lease liabilities	Interest expense	258	47
Total lease cost		$760,831	$109,450

_____________________

(1)Includes short-term leases and variable lease costs, which are immaterial.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

Other information related to leases was as follows:

Lease Term and Discount Rate	September 30, 2021	December 31, 2020
Weighted average remaining lease term (in years)
Operating leases	3.6	3.4
Finance leases	0.7	1.4
Weighted average discount rate
Operating Leases	3.4%	3.2%
Finance Leases	2.9%	2.9%

	Nine Months Ended September 30,
Supplemental Disclosure of Cash Flows Information	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows related to operating leases	$862,107	$213,698
Operating cash outflows related to finance leases	$9,180	$1,020
Financing cash outflows related to finance leases	$—	$—

Operating Leases

The following table sets forth as of September 30, 2021, the undiscounted cash flows of the Company’s scheduled lease obligations for future minimum payments for the three months ending December 31, 2021 and for each of the next four years ending December 31, and thereafter, as well as the reconciliation of those cash flows to operating lease liabilities on the Company’s accompanying consolidated balance sheets:

Year	Amount
Remainder of 2021	$297,071
2022	611,239
2023	188,990
2024	122,026
2025	94,506
Thereafter	266,910
Total undiscounted operating lease payments	$1,580,742
Less: interest	(263,991)
Present value of operating lease liabilities	$1,316,751

Finance Leases

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

The following table sets forth as of September 30, 2021, the undiscounted cash flows of the Company’s scheduled obligations for future minimum payments for the three months ending December 31, 2021 and for each of the next four years ending December 31 and thereafter, as well as a reconciliation of those cash flows to finance lease liabilities:

Year	Amount
Remainder of 2021	$3,060
2022	5,100
2023	—
2024	—
2025	—
Thereafter	—
Total undiscounted finance lease payments	$8,160
Less: interest	(62)
Present value of finance lease liabilities	$8,098

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(unaudited)

16.          Subsequent Events

Distributions Paid

On October 1, 2021, the Company paid distributions of $5,061,360, which related to distributions declared for each day in the period from September 1, 2021 through September 30, 2021. All such distributions were paid in cash.

Distributions Declared

On October 26, 2021, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on November 1, 2021 and ending on November 30, 2021. The distributions will be equal to $0.001438 per share of the Company’s common stock per day. The distributions for each record date in November 2021 will be paid in December 2021. The distributions will be payable to stockholders from legally available funds therefor.

Complaints filed in Central District of California and Southern District of New York

On October 18, 2021, and October 21, 2021, the Company and each member of the board of directors was named as a defendant in two separate complaints filed in the United States District Court Central District of California Southern Division and in the United States District Court Southern District of New York (the “Complaints”), respectively. Each Complaint, filed on behalf of someone claiming to be a stockholder of the Company, accuses the defendants of certain violations of Section 14(a) of the Securities Exchange Act of 1934 in connection with the proxy statement mailed to the Company’s stockholders soliciting proxies for the IRT Merger. The Company disagrees with the allegations and intends to vigorously defend itself and its directors.